UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PELOTON INTERACTIVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PELOTON 2022 PROXY STATEMENT

OUR MISSION Peloton uses technology and design to connect the world through fitness, empowering people to be the best version of themselves anywhere, anytime. OUR VALUES PUT MEMBERS FIRST OPERATE WITH A BIAS FOR ACTION EMPOWER TEAMS OF SMART CREATIVES TOGETHER WE GO FAR BE THE BEST PLACE TO WORK

PELOTON INTERACTIVE, INC. LETTER TO SHAREHOLDERS October 25, 2022

“YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE BY INTERNET, TELEPHONE, OR MAIL.”

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting’’) of Peloton Interactive, Inc., which will be held virtually at www.virtualshareholdermeeting.com/PTON2022 on Tuesday, December 6, 2022 at 5:00 p.m. Eastern Time. The Annual Meeting will be held in a virtual meeting format only, you will not be able to attend in person, and we have taken measures to ensure and enhance stockholder access.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”).

Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, please cast your vote as soon as possible by Internet, telephone or, if you received a paper proxy card by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting virtually or to vote your shares virtually during the Annual Meeting.

Sincerely,

KAREN BOONE

Chairperson of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON TUESDAY, DECEMBER 6, 2022. THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.VIRTUALSHAREHOLDERMEETING.COM/PTON2022.

PELOTON INTERACTIVE, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PELOTON INTERACTIVE, INC. 441 Ninth Avenue, Sixth Floor New York, New York 10001
TIME AND DATE:	Tuesday, December 6, 2022 at 5:00 p.m. Eastern Time

PLACE:	You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Peloton Interactive, Inc., which will be held virtually at www.virtualshareholdermeeting.com/PTON2022. To ensure stockholder access regardless of location, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

ITEMS OF BUSINESS:	1.	Elect one Class III director of Peloton Interactive, Inc., to serve a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified.

	2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023.

	3.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE:	Only stockholders of record at the close of business on October 10, 2022 are entitled to notice of, and to attend and vote at, the Annual Meeting and any adjournments thereof.

PROXY VOTING:	Each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents twenty votes. For questions regarding your stock ownership, you may contact us through our website at https://investor.onepeloton.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC, through its website at www.astfinancial.com, by phone at (800) 937-5449, or by e-mail at help@astfinancial.com.

This notice of the Annual Meeting, Proxy Statement, and form of proxy are being distributed and made available on or about October 25, 2022. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 441 Ninth Avenue, Sixth Floor, New York, New York 10001, and will be available in electronic form on the day of the Annual Meeting at www.virtualshareholdermeeting.com/PTON2022.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR REQUEST AND SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

By Order of the Board of Directors,

TAMMY ALBARRÁN
Chief Legal Officer and Secretary
New York, New York
October 25, 2022

PELOTON INTERACTIVE, INC. TABLE OF CONTENTS

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

PROXY SUMMARY	2

INFORMATION ABOUT SOLICITATION AND VOTING	6

INTERNET AVAILABILITY OF PROXY MATERIALS	6

GENERAL INFORMATION ABOUT THE MEETING	6

PELOTON INTERACTIVE, INC. TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding execution of and the expected benefits from our restructuring initiatives and cost-saving measures, our future operating results and financial position, our business strategy and plans, market growth, our objectives for future operations, and our social responsibility and ESG initiatives. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors. These risks and uncertainties include, but are not limited to: our ability to achieve and maintain future profitability; our ability to attract and maintain subscribers; our ability to accurately forecast consumer demand of our products and services and adequately maintain our inventory; our ability to execute and achieve the expected benefits of our restructuring initiatives and other cost-saving measures; our ability to effectively manage our growth; our ability to anticipate consumer preferences and successfully develop and offer new products and services in a timely manner, or effectively manage the introduction of new or enhanced products and services; demand for our products and services and growth of the Connected Fitness Products industry; our reliance on a limited number of suppliers, contract manufacturers, and logistics partners for our Connected Fitness Products; our reliance on and lack of control over suppliers, contract manufacturers and logistics partners for our Connected Fitness Products; our ability to predict our long-term performance and declines in our revenue growth as our business matures; the effects of increased competition in our markets and our ability to compete effectively; declines in sales of our Bike and Bike+; the direct and indirect impacts to our business and financial performance from the COVID-19 pandemic; our dependence on third-party licenses for use of music in our content; actual or perceived defects in, or safety of, our products, including any impact of product recalls or legal or regulatory claims, proceedings or investigations involving our products; our ability to maintain, protect, and enhance our intellectual property; and our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business both in the United States and internationally; and those described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, and our other Securities and Exchange Commission (“SEC”) filings, which are available on the Investor Relations page of our website at https://investor.onepeloton.com/investor-relations and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this proxy statement or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

PELOTON INTERACTIVE, INC. PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

References in this Proxy Statement to (i) “we,” “us,” “our,” “ours,” “Peloton,” and the “company” refer to Peloton Interactive, Inc. and its consolidated subsidiaries and (ii) “stockholders” refers to holders of our Class A common stock and Class B common stock unless the context requires otherwise.

MEETING INFORMATION Your vote is important. Please submit your proxy as soon as possible (see “Voting Instructions; Voting of Proxies” on page 9 for voting instructions).
MEETING DATE	RECORD DATE	MEETING TIME	VIRTUAL MEETING ONLY
Tuesday, December 6, 2022	October 10, 2022	5:00 p.m. (Eastern Time)	www.virtualshareholdermeeting.com/PTON2022 using your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card

VOTING METHODS

You may vote in advance of the virtual meeting using one of these voting methods:

VIA THE INTERNET www.proxyvote.com	CALL TOLL FREE Follow instructions shown on proxy card	MAIL SIGNED PROXY CARD If you received paper materials, mail to: Vote Processing, c/o Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717

VOTING AGENDA / VOTING MATTERS

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE

PROPOSAL 1	The election of the Class III director named in this Proxy Statement	For	24

PROPOSAL 2	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023	For	33

WHO WE ARE

We are the largest interactive fitness platform in the world with a loyal community of nearly 7 million Members1 worldwide as of June 30, 2022. We pioneered connected, technology-enabled fitness, and the streaming of immersive, instructor-led boutique classes to our Members anytime, anywhere. We make fitness entertaining, approachable, effective, and convenient, while fostering social connections that encourage our Members to be the best versions of themselves.

We are an innovation company at the nexus of fitness, technology, and media. We have disrupted the fitness industry by developing a first-of-its-kind subscription platform that seamlessly combines the best equipment, proprietary networked software, and world-class streaming digital fitness and wellness content, creating a product that our Members love.

Our world-class instructors teach classes across a variety of fitness and wellness disciplines, including indoor cycling, indoor/outdoor running and walking, Bike/Tread/Row bootcamps, yoga, Pilates, Barre, strength training, stretching, meditation, rowing, and floor cardio. We produce hundreds of original programs per month and maintain a vast and constantly updated library of thousands of original fitness and wellness programs. We make it easy for Members to find a class that fits their interests based on class type, instructor, music genre, length, available equipment, area of physical focus, and level of difficulty.

[1]	We define a Member as any individual who has a Peloton account through a paid Connected Fitness Subscription or a paid Peloton App subscription.

2	|	2022 PROXY STATEMENT

BOARD DIRECTORS AND NOMINEES

2022 PROXY STATEMENT	|	3

GOVERNANCE AND BOARD HIGHLIGHTS

We are committed to good corporate governance, which strengthens the accountability of our board of directors (the “Board”) and promotes the long-term interests of our stockholders. The list below highlights our independent board and leadership practices, as discussed further in this Proxy Statement.

INDEPENDENT BOARD AND LEADERSHIP PRACTICES

•	Majority of directors are independent (5 out of 7 current directors)

•	Independent Chairperson of the Board with well-defined rights and responsibilities

•	All board committees are composed of independent directors

•	The Board is focused on enhancing diversity and refreshment, with 3 of our 7 current directors joining in the last 12 months

•	Comprehensive risk oversight practices, including cybersecurity, data privacy, safety, legal and regulatory matters, compensation, and other critical evolving areas

•	Our nominating, governance, and corporate responsibility committee oversees our programs relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters and related risks

•	Independent directors hold regular executive sessions

•	Directors maintain open communication and strong working relationships among themselves and have regular access to management

•	Directors conduct a robust annual board of directors and committee self-assessment process

•	The Board is subject to a related party transactions policy for any direct or indirect involvement of a director in the company’s business activities

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE HIGHLIGHTS

We are proud to be a company that leads with purpose. Through a transformative year, we have continued to strengthen our commitment to the principles that matter to us, including motivating the world to live better through fitness, making progress against the Peloton Pledge—our ongoing commitment to combat systemic inequity and promote global health and well-being—supporting our team members to be their best selves, and taking action on environmental sustainability.

Our forthcoming 2022 Environmental Social and Governance (“ESG”) Report will include updates on key ESG topics for our business, including but not limited to carbon emissions data, environmental sustainability targets, ongoing efforts to foster diversity, equity, and inclusion across our teams and Member community, and practices we employ to ensure we’re operating with integrity.

For additional information on our ESG practices, please see page 19 below. We expect our ESG report to be available on or about November 1, 2022 on https://investor.onepeloton.com/esg.

4	|	2022 PROXY STATEMENT

COMPENSATION PHILOSOPHY AND HIGHLIGHTS

We strive to design our executive compensation program to balance the goals of attracting, motivating, rewarding, and retaining our executive officers, including our named executive officers, with the goal of promoting the interests of our stockholders. Our executive compensation policies and practices are designed to ensure that our compensation program is consistent with our short-term and long term goals and include:

•	an independent compensation committee that receives advice from an independent compensation consultant;
•	annual executive compensation review;
•	total direct compensation that is comprised mostly of at-risk compensation;
•	multi-year vesting requirements;
•	pay-for-performance philosophy;
•	maintaining a compensation recovery (clawback) policy;
•	no annual cash bonus program; and
•	“double-trigger” change in control arrangements.

We structured the annual compensation of our executive officers for our fiscal year ended June 30, 2022 (“Fiscal 2022”), including our named executive officers, using two principal elements: base salary and long-term incentive compensation opportunities in the form of equity awards.

FISCAL 2022 COMPENSATION ELEMENT	DESCRIPTION	ELEMENT OBJECTIVES

BASE SALARY	Fixed cash compensation based on executive officer’s role, responsibilities, competitive market positioning, and individual performance	• Attract and retain key executive talent • Drive top-tier performance through individual contributions

LONG-TERM INCENTIVE COMPENSATION	Long-term equity awards granted in the form of time-based options and restricted stock unit (“RSU”) awards to acquire shares of our Class A common stock	• Attract and retain key executive talent • Drive top-tier performance through long-term individual contributions and focus on sustained success

Our primary goals are to align the interests of executive officers and stockholders and to link pay to performance. To that end, a substantial portion of our named executive officer target total direct compensation for Fiscal 2022 was contingent (rather than fixed). We believe the use of equity awards strongly links the interests of our executive officers to the interests of our stockholders.

Please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement, beginning on page 42 below, for a full description of our executive compensation philosophy, policies, and practices.

2022 PROXY STATEMENT	|	5

PELOTON INTERACTIVE, INC. PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

PELOTON INTERACTIVE, INC.

441 Ninth Avenue, Sixth Floor

New York, New York 10001

October 25, 2022

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the board of directors, or the Board, of Peloton Interactive, Inc. for use at our 2022 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/PTON2022 on Tuesday, December 6, 2022, at 5:00 p.m. Eastern Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about October 25, 2022. An annual report for the fiscal year ended June 30, 2022 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. In this Proxy Statement, we refer to Peloton Interactive, Inc. as “Peloton,” the “Company,” “we,” “our” or “us.” References to our website in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not intended to be incorporated into this Proxy Statement.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE MEETING

PURPOSE OF THE ANNUAL MEETING

You are receiving this Proxy Statement because our Board is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.

RECORD DATE; QUORUM

Only holders of record of our Class A common stock and Class B common stock at the close of business on October 10, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 312,827,716 shares of Class A common stock and 27,176,209 shares of Class B common stock outstanding and entitled to vote. At the close of business on the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote 973,586

6	|	2022 PROXY STATEMENT

shares of Class A common stock and 1,772,974 shares of Class B common stock at the Annual Meeting, or approximately 4.25%2 of the voting power of the shares of our Class A common stock and Class B common stock outstanding on such date. The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person (virtually) or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. In order to hold the Annual Meeting and conduct business a quorum must be present. If a quorum is not present at the Annual Meeting, the chairperson of the meeting may adjourn the meeting. Your shares are counted as present at the Annual Meeting if you are present (virtually) at the Annual Meeting or if you have properly submitted a proxy.

VOTING RIGHTS; REQUIRED VOTE

In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A common stock represents one vote, and each share of Class B common stock represents twenty votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

The Class III director will be elected by a plurality of the votes cast, which means that the individual nominated for election to our Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR” the nominee or “WITHHOLD” authority to vote for the nominee. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023 (“Fiscal 2023”) shall be decided by the affirmative vote of the holders of a majority of the voting power of our Class A common stock and Class B common stock that are present in person (virtually) or represented by proxy at the Annual Meeting and are voted for or against the matter. Accordingly, approval of the ratification of the appointment of Ernst & Young LLP will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

[2]

This voting power calculation reflects the voting power of all directors and executive officers as of the Record Date, October 10, 2022; however, it does not include the voting power of the shares held by other 5% or more stockholders, including but not limited to, TCV. See “Security Ownership of Certain Beneficial Owners and Management” for more information.

2022 PROXY STATEMENT	|	7

RECOMMENDATIONS OF OUR BOARD OF DIRECTORS ON EACH OF THE PROPOSALS SCHEDULED TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE

PROPOSAL 1	The election of the Class III director named in this Proxy Statement	For	24

PROPOSAL 2	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023	For	33

None of our non-employee directors has any substantial interest in any matter to be acted upon, except with respect to the director so nominated. None of our executive officers has any substantial interest in any matter to be acted on.

UNIVERSAL PROXY RULES

Pursuant to the SEC’s new universal proxy rules, which became effective September 1, 2022, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice of such intent to the Company in accordance with the requirements of SEC Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of the deadline for stockholders to provide notice of such intent pursuant to Rule 14a-19 for the Annual Meeting, no stockholder has provided such notice to the Company. Therefore, the universal proxy rules do not apply to this solicitation.

WITHHELD VOTES, ABSTENTIONS AND BROKER NON-VOTES

A “vote withheld,” in the case of the proposal regarding the election of the Class III director, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm represent a stockholder’s affirmative choice to decline to vote on such proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of the Class III director. Abstentions have no effect on the ratification of the appointment of Ernst & Young LLP.

Brokers, banks, and other nominees have limited discretionary authority to vote shares that are beneficially owned. While a broker, bank or other nominee is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker, bank, or other nominee is not entitled to vote shares held for a beneficial owner on “non-routine” matters. Broker non-votes occur when shares held by a broker, bank or other nominee for a beneficial owner are voted on at least one proposal at a meeting but are not voted with respect to other proposals because the nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares on such proposals. Under Delaware law, broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present. At our Annual Meeting, only Proposal No. 2 is considered a routine matter, and nominees have discretionary authority to vote shares that are beneficially owned on Proposal No. 2. Accordingly, we do not expect there to be any broker non-votes for Proposal No. 2. Proposal No. 1 is a non-routine matter. Broker non-votes for Proposal No. 1 are not deemed to be voted for or against the matter and therefore will have no effect on the proposal.

8	|	2022 PROXY STATEMENT

VOTING INSTRUCTIONS; VOTING OF PROXIES

VOTE BY INTERNET AT THE ANNUAL MEETING	VOTE BY TELEPHONE OR INTERNET	VOTE BY MAIL

You may vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/PTON2022, where stockholders may vote and submit questions during the meeting. The meeting starts at 5:00 p.m. Eastern Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

You may vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your Notice of Internet Availability of Proxy Materials or proxy card.

You may vote by mail—if you request or receive a paper proxy card by mail, simply complete, sign, and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on December 5, 2022. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the signed proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.

If you hold your shares in street name and do not vote, your shares may constitute “broker non-votes” (as described above) with respect to certain proposals and will not be counted in determining the number of shares necessary for approval of such proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card or Notice of Internet Availability of Proxy Materials, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each Notice of Internet Availability of Proxy Materials or proxy card and vote each Notice of Internet Availability of Proxy Materials or proxy card by telephone, through the Internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.

We strongly recommend that you vote your shares in advance of the Annual Meeting as instructed above, even if you plan to attend the Annual Meeting virtually.

REVOCABILITY OF PROXIES

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Secretary by mail a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again by telephone or through the Internet; or
•	attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

2022 PROXY STATEMENT	|	9

EXPENSES OF SOLICITING PROXIES

We are soliciting proxies and will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials or this Proxy Statement, proxy card and our annual report, as applicable, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. In addition, we have engaged the firm of Okapi Partners LLC to assist in the soliciting of proxies and we will pay Okapi Partners LLC a fee of $15,000 plus reimbursement of out of pocket expenses. The address of Okapi Partners LLC is 1212 Avenue of the Americas, 24th Floor, New York, New York 10036. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you need assistance in completing your proxy card or voting by telephone or on the Internet, or have questions regarding the Annual Meeting, please contact Okapi Partners LLC at (877) 274-8654 or by email at info@okapipartners.com.

VOTING RESULTS

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

PARTICIPATING IN THE ANNUAL MEETING

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/PTON2022 and enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the shareholder communications mailbox to link through to the meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee.

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on at the Annual Meeting. If you wish to submit questions prior to the Annual Meeting, please visit www.proxyvote.com and follow the instructions on your Notice of Internet Availability of Proxy Materials or proxy card. If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/PTON2022, type your question into the “Ask a Question” field, and click “Submit.” Our Annual Meeting, including the Q&A session, will follow “Rules of Conduct,” which will be available on our Annual Meeting web portal. If your question is properly submitted during the relevant portion of the meeting agenda pursuant to the “Rules of Conduct,” we will respond to your question during the live webcast, subject to time constraints. To provide access to all stockholders, each stockholder will be limited to two questions, and if multiple questions are submitted on the same subject, we will consolidate them for a single response to avoid repetition. We reserve the right to exclude questions that are irrelevant to the proposals that are the subject of the Annual Meeting or irrelevant to the business of Peloton, or derogatory or in bad taste; that relate to pending or threatened litigation or on-going regulatory matters; that are personal grievances; or that are otherwise inappropriate (as determined by the Secretary of the Annual Meeting). Only validated stockholders or proxy holders will be able to ask questions in the designated field on the web portal. A webcast replay of the Annual Meeting, including the Q&A session, will be archived on the virtual meeting platform at www.virtualshareholdermeeting.com/PTON2022 until the date of the 2023 annual meeting of stockholders.

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If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/PTON2022. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, please contact the support line noted on the login page of the virtual meeting website.

2022 PROXY STATEMENT	|	11

PELOTON INTERACTIVE, INC. CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS; CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders.

INDEPENDENCE OF DIRECTORS

The listing rules of the Nasdaq Stock Market LLC (“Nasdaq”) generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of our audit, compensation, and nominating, governance, and corporate responsibility committees be independent.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in their capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our Board conducts an annual review of the independence of our directors, including a review of all Fiscal 2022 commercial transactions, relationships, and arrangements between us and our subsidiaries, affiliates, and executive officers with entities associated with our directors or members of their immediate family. Based on its most recent review, our Board determined that Karen Boone, Jon Callaghan, Jay Hoag, Angel Mendez, and Pamela Thomas-Graham, representing five of our seven directors, are “independent directors” as defined under the applicable rules, regulations, and listing standards of Nasdaq and the applicable rules and regulations promulgated by the SEC. In particular, in finding Mr. Callahan and Mr. Hoag to be independent, the Board considered Mr. Callaghan’s service on the Board of True Ventures Investments, which has an ownership stake in companies that had ordinary course commercial business relationships with the Company in Fiscal 2022, and Mr. Hoag’s role as Co-Founder and General Partner of TCV, a large stockholder of the Company (see “Security Ownership of Certain Beneficial Owners and Management” for more information). Our Board has also determined that all members of our audit committee, compensation committee, and nominating, governance, and corporate responsibility committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.

The Board determined that Jonathan Mildenhall is not an “independent director” due to the Company’s prior transactions with TwentyFirstCenturyBrand. The Company and TwentyFirstCenturyBrand terminated their commercial relationship upon Mr. Mildenhall’s commencement of service on the Board. However, Nasdaq rules require such transactions not to have occurred during any of the past three fiscal years before he can be found to be independent, and the Company expects Mr. Mildenhall will qualify as independent under applicable stock exchange rules after the applicable three-year period lapses.

BOARD OF DIRECTORS AND COMMITTEE SELF-EVALUATIONS

Throughout the year, our Board discusses corporate governance practices with management and third-party advisors to ensure that the Board and its committees follow practices that are optimal for the company and its stockholders. Based on an evaluation process recommended and overseen by our

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                    CORPORATE GOVERNANCE

nominating, governance, and corporate responsibility committee pursuant to the committee’s authority set forth in its charter, the board of directors conducts an annual self-evaluation, including an evaluation of each committee and the contributions of individual directors, in order to determine whether the board and its committees are functioning effectively. The results of the annual self-evaluation are reviewed and addressed by the nominating, governance, and corporate responsibility committee and then by the full board of directors.

BOARD LEADERSHIP STRUCTURE

The nominating, governance, and corporate responsibility committee periodically considers the leadership structure of our Board and makes such recommendations to our Board with respect thereto as appropriate, including whether the roles of CEO and Chairperson of the Board should be separated or combined.

Currently, upon the recommendation of the nominating, governance, and corporate responsibility committee, our Board has determined that the roles should be separated, with Karen Boone, an independent director, serving as our Chairperson of the Board. Ms. Boone previously served as lead independent director of the Board from October 2021 until September 2022, during which time the roles of CEO and Chairperson of the Board were combined. Having an independent Chairperson of the Board helps to ensure that stockholders and other stakeholders are represented in all deliberations with a voice and point of view that is independent of the senior management team. Ms. Boone’s fundamental responsibilities as Chairperson of the Board include:

•	coordinating board-relevant activities of the independent directors;
•	calling meetings of the independent directors, as needed;
•	chairing executive sessions of the independent directors and providing feedback and perspective to the CEO about discussions among the independent directors;
•	helping to facilitate communication between the CEO and the other independent directors;
•	collaborating with the CEO, and/or the secretary to set the agenda for Board meetings, including soliciting and taking into account suggestions from other members of our Board; and
•	presiding at all Board meetings.

In addition, as applicable, the Chairperson of the Board performs other functions and responsibilities as requested by our Board, including providing leadership and support from time to time to the CEO, committee chairs, the secretary, and other members of management with respect to best practices in board governance (including the effectiveness of Board meetings), succession planning for Board members as well as key members of management, and stockholder and stakeholder engagement.

Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board, and sound corporate governance policies and practices.

In the past, when the position of chairperson and CEO were held by the same person, our Board designated a “lead independent director” to preside over periodic meetings of our independent directors, serve as a liaison between the chairperson of our Board and the independent directors, and perform such additional duties as our Board may otherwise determine and delegate. As noted above, Ms. Boone previously served as our lead independent director of the Board from October 2021 until September 2022.

PRESIDING DIRECTOR OF NON-EMPLOYEE DIRECTOR MEETINGS

The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. The Chairperson of the Board, Ms. Boone, is the presiding director at these meetings.

BOARD GOVERNANCE STRUCTURE

We are committed to strong corporate governance. Our Board regularly reviews our governance structure, including our classified board. Our board is divided into three classes, with each class serving a three-year

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                    CORPORATE GOVERNANCE

term. We believe this structure encourages our directors to make decisions in the short- and long-term interests of our stockholders, and that it continues to be the appropriate structure for the Company’s board. In contrast, annual election of all directors can, in some cases, lead to short-term focus or a concentration on only immediate results, which can discourage or impair long-term investments, improvements and initiatives that may be in the best interests of stockholders.

The Company’s classified board structure also fosters stability and continuity on the Board and ensures that, at any given time, the Board consists of experienced directors who are familiar with our business, strategic goals, history, and culture. We believe our current three-year terms enable our existing and future directors to develop substantive knowledge about our specific operations and goals, which better positions them to make strategic decisions that are in the best interest of our stockholders. Further, this structure strengthens our non-management directors’ independence from parties whose short-term goals may not be in the best interests of all of our stockholders.

All directors, regardless of the length of their term, have a fiduciary duty under the law to act in a manner they believe to be in the best interests of the Company and all of our stockholders. The classified board structure still provides for accountability to stockholders, while also reducing the Company’s vulnerability to certain potentially abusive short-term takeover tactics.

BOARD REFRESHMENT

Since we filed our 2021 Proxy Statement, we have made a number of changes that have refreshed the composition of our Board and ensured that our directors have the breadth of experience and expertise necessary to expertly advise our Company on corporate strategy, risk management, corporate governance, and other critical matters. Alongside the departures of Howard Draft, Erik Blachford, William Lynch, and John Foley since last year’s proxy statement, the Board has welcomed three new directors, Barry McCarthy, our President and CEO, Angel L. Mendez, a proven supply chain leader at the intersection of software, technology, and industrial operations, and Jonathan Mildenhall, a globally recognized creative leader in marketing and advertising. With these additions, our Board now consists of seven directors, five of whom are independent and three of whom have been appointed in the past twelve months.

COMMITTEES OF OUR BOARD

Our Board has established an audit committee, a compensation committee, and a nominating, governance, and corporate responsibility committee. The composition and responsibilities of each committee are described below.

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                    CORPORATE GOVERNANCE

Each of these committees has a written charter approved by our Board. Copies of the charters for each committee are available, without charge, upon request in writing to Peloton Interactive, Inc., 441 Ninth Avenue, Sixth Floor, New York, New York 10001, Attn: Chief Legal Officer and Secretary, or in the “Investors” section of our website, which is located at https://investor.onepeloton.com, by clicking on “Documents & Charters” in the “Governance” section of our website. Directors serve on these committees until their resignations, deaths, or until otherwise determined by our Board.

AUDIT COMMITTEE

Our audit committee is composed of Ms. Boone, who is the chairperson of our audit committee, and Messrs. Callaghan and Mendez. Each member of our audit committee is independent under the current Nasdaq and SEC rules and regulations. Each member of our audit committee is financially literate as required by the current Nasdaq listing standards. Our Board has also determined that Ms. Boone is an “audit committee financial expert” as defined by SEC rules. This designation does not impose any duties, obligations, or liabilities that are greater than those generally imposed on members of our audit committee and our Board. Our audit committee is responsible for, among other things:

•

reviewing and discussing with management our quarterly and annual financial results, earnings guidance, earnings press releases, and other public announcements regarding our operating results prior to distribution to the public;

•	selecting, appointing, compensating, and overseeing the work of the independent registered public accounting firm;
•	reviewing the qualification, performance, and continuing independence of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and annual financial results;
•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	overseeing our internal audit function;
•	overseeing and considering the effectiveness of our internal control over financial reporting;
•	reviewing proposed waivers of the code of conduct for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by the Board);
•	reviewing with management the Company’s significant risks, reviewing our policies for risk assessment and risk management, and steps management has taken to monitor or mitigate these risks;
•	reviewing and approving or ratifying related party transactions that are material or otherwise implicate disclosure requirements; and
•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

COMPENSATION COMMITTEE

Our compensation committee is composed of Mr. Hoag, who is the chairperson of our compensation committee, Mr. Mendez, and Ms. Thomas-Graham. Each member of our compensation committee is independent under the current Nasdaq and SEC rules and regulations. Each member of this committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

•	reviewing and approving the compensation and the terms of any compensatory agreements of our executive officers;
•	reviewing and recommending to our Board the compensation of our non-employee directors;
•	reviewing and approving the selection of our peer companies for compensation assessment purposes;

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                    CORPORATE GOVERNANCE

•	administering our equity incentive compensation plans;
•	reviewing our compensation-related risk exposures and management’s mitigation measures;
•	reviewing succession plans for senior management positions, including our CEO;
•

overseeing matters relating to human capital management, including the attraction, engagement, development, and retention of employees, as well as the Company’s key human capital policies and practices, including with respect to workplace culture and equitable pay practices;

•	reviewing and approving, or making recommendations to our Board, with respect to, incentive compensation and equity plans; and
•	establishing our overall compensation philosophy.

NOMINATING, GOVERNANCE, AND CORPORATE RESPONSIBILITY COMMITTEE

Our nominating, governance, and corporate responsibility committee is composed of Ms. Thomas-Graham, who is the chairperson of the nominating, governance, and corporate responsibility committee, and Ms. Boone and Mr. Callaghan. Each member of our nominating, governance, and corporate responsibility committee is independent under the current Nasdaq and SEC rules and regulations. Our nominating, governance, and corporate responsibility committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our Board;
•	recommending directors to serve on board committees;
•	advising the board on certain corporate governance matters;
•	developing policies regarding director nomination processes, if and as the committee determines it appropriate to have such policies;
•	developing policies and programs for new director orientation and continuing director education, if and as the committee determines it appropriate;
•

developing and overseeing any program relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters and related risks, controls, and procedures; and

•	overseeing the evaluation of our Board and each of its committees on an annual basis.

OUR BOARD’S ROLE IN RISK OVERSIGHT

Our Board, as a whole, has responsibility for overseeing our risk management process, although the committees of our Board oversee and review risk areas that are particularly relevant to them.

Each committee of our Board meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus, as described below. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

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                    CORPORATE GOVERNANCE

Our Board also reviews strategic, operational, compliance and financial risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management.

The risk oversight responsibility of our Board and its committees is supported by management level committees, which include our risk committee, executive product safety committee, and our disclosure committee.

The risk committee implements our overall enterprise risk management reporting processes in a manner designed to provide our Board and our personnel responsible for risk assessment across the organization with visibility into the identification, assessment, and management of critical risks and management’s risk

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                    CORPORATE GOVERNANCE

mitigation strategies. The risk committee meets at least semi-annually and its co-chairs, our head of the Internal Audit function and our head of the Compliance, Risk, and Ethics function, present the full Enterprise Risk Management program to the audit committee and board on an annual basis, or as requested.

The executive product safety committee is a management level committee that informs the enterprise risk management function, and with responsibility for oversight of the Company’s product safety compliance program, policies, and major processes. The product safety committee reviews product safety clearances throughout the product development lifecycle up to and including member experience through ongoing monitoring of safety-related data for our products. Co-chaired by our head of the Compliance, Risk, and Ethics function and our head of the Quality and Safety function and composed of senior leaders across our Legal, Technology, and Product teams, the product safety committee advises senior leadership, the, audit committee, and the board of directors, as applicable on all product safety-related matters and initiatives.

Our disclosure committee reports to the audit committee and assists our CEO, CFO, and our audit committee in preparing the disclosures required under SEC rules. The disclosure committee is composed of our CEO, CFO, and senior leaders across our organization, including, but not limited to, our Accounting, Financial Planning and Analysis, Tax, Treasury, Internal Audit, Compliance, Legal, People, Technology, Product and Supply Chain teams. The disclosure committee works to ensure that our filings are accurate, complete, timely, and fair, and sets parameters for and determines the appropriateness of disclosures in all publicly disseminated information.

RELATIONSHIP OF COMPENSATION POLICIES AND PROGRAMS TO RISK MANAGEMENT

The compensation committee has responsibility for establishing our compensation philosophy and objectives, determining the structure, components, and other elements of our programs, and reviewing and approving the compensation of our named executive officers. With the advice of its independent compensation consultant, the compensation committee determined that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on us.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our compensation committee during the fiscal year ended June 30, 2022 included Ms. Thomas-Graham and Messrs. Hoag and Mendez, as well as Erik Blachford, a former member of our Board. No member of our compensation committee in Fiscal 2022, or currently serving on our compensation committee, was at any time during Fiscal 2022 or at any other time an officer or employee of ours or any of our subsidiaries, and none had or has any relationships with us that are required to be disclosed under the Exchange Act, or Regulation S-K. During Fiscal 2022, none of our executive officers served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or compensation committee.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

Our Board and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During Fiscal 2022, our Board met 11 times, the audit committee met seven times, the compensation committee met 10 times, and the nominating, governance, and corporate responsibility committee met five times. During Fiscal 2022, each incumbent member of our Board attended at least 75% of the aggregate of all meetings of our Board and of all meetings of committees of our Board on which such member served that were held during the period in which such director served.

BOARD ATTENDANCE AT ANNUAL STOCKHOLDERS’ MEETING

Our policy is to invite and encourage each member of our Board to be present at our annual meetings of stockholders. Each member of our Board serving on the date of our 2021 annual meeting of stockholders attended the meeting held virtually on December 7, 2021.

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                    CORPORATE GOVERNANCE

COMMUNICATION WITH DIRECTORS

Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, a committee of our Board, or a specific member of our Board (including our chairperson or lead independent director, if any) may do so by letters addressed to the attention of our Secretary.

All communications are reviewed by the Secretary and provided to the members of our Board as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our Board will not be provided to directors.

The address for these communications is:

Peloton Interactive, Inc.

c/o Chief Legal Officer and Secretary

441 Ninth Avenue, Sixth Floor

New York, New York 10001

CODE OF CONDUCT

We have adopted a Code of Conduct that applies to all of the members of our Board, officers, and employees, and we expect our agents and contractors to conform to the standards of our Code of Conduct. Our Code of Conduct is posted on the “Investors” section of our website, which is located at https://investor.onepeloton.com under “Documents & Charters” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under applicable SEC and stock exchange rules regarding amendment to, or waiver from, a provision of our Code of Conduct by posting such information on our website at the address and location specified above.

CORPORATE SOCIAL RESPONSIBILITY AND OUR ESG ROADMAP

At Peloton, we’re more than just a fitness brand – we’re a platform that fosters connections and motivates millions of Members to grow stronger together every day. This is the reason we show up: our purpose, to motivate the world to live better.

We bring our purpose to life by supporting the well-being of our people, our community, and our planet. We’re focused on unlocking our collective and individual greatness, making progress toward a more equitable and healthy society, and improving the environmental sustainability of our business practices.

Central to how we deliver on our ambitions, and underpinning our culture, are our five core values:

1.	Put Members first
2.	Operate with a bias for action
3.	Empower teams of smart creatives
4.	Together we go far
5.	Be the best place to work

Our forthcoming 2022 Environmental, Social, and Governance (ESG) Report will be our second annual report to date outlining our continued efforts across key areas of importance to our business and stakeholders, and progress made on our commitments during Fiscal 2022.

Our People

At Peloton, we are committed to providing support and benefits that enable a fulfilling and healthy experience as a Peloton team member.

Through a year of change, we have worked to provide our team members with a positive experience at every stage of their employment journey – from an onboarding that sets them up to succeed and fulfilling

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                    CORPORATE GOVERNANCE

day-to-day experience to supportive offboarding. We remain steadfast in our efforts to provide benefits that are competitive and relevant and cultivate a team member experience grounded in personal and professional well-being. From pay equity, competitive healthcare benefits, and learning and development opportunities to brave conversations about race and justice, we are moving from ambition to performance, and setting a clear definition for a positive and inclusive work environment.

Diversity, Equity, and Inclusion

At Peloton, diversity, equity, and inclusion (DEI) is a way of being that we strive to build into our day-to-day. We foster a culture of inclusion across our company, advocate for respect among team members in every interaction, and strive to provide equitable processes and opportunities for our team members. We believe that, as an employer with a commitment to anti-racism, our role is to educate and empower all our team members and prepare leadership with skills required to build a more just and equitable society.

Today, we are proud to have eight Employee Resource Groups (“ERGs”) that were built from the bottom up by passionate team members and supported by executive sponsors. Our ERGs amplify team member voice and help us foster belonging and engagement across all the markets we operate in:

•	ACE@Peloton (Asian Community);
•	Black@Peloton;
•	LHIT@Peloton (Latinx/Hispanic in Tech);
•	Peloton Pride + Allies;
•	The Parenthood Journey;
•	The Women’s Alliance;
•	Veterans@Peloton; and
•	Thrive (mental health, neurodiversity, and disability).

To hold ourselves accountable on pay equity, we conduct an annual third-party analysis of team members’ pay to evaluate the impact, if any, of gender, race, or ethnicity on base pay independent of business relevant factors. The pay equity study conducted in April 2022 identified no statistically significant pay gaps based on gender, race, or ethnicity. For any non-statistically significant instances of disparity, we took immediate action to eliminate identified gaps. Our pay equity study is in addition to any market-specific obligations we have to undertake pay gap analyses, such as our Gender Pay Gap Study in the United Kingdom.

Our Communities

We’ve seen firsthand how movement and community can support and amplify feelings of self-confidence, strength, and belonging. That’s why we’re committed to making our products and services continuously more inclusive and accessible, shaping experiences that celebrate diversity, and fostering partnerships to support lasting change in our communities.

In the spirit of the Peloton Pledge and our ongoing commitment to tackle racial barriers to health and wellbeing, we’re proud of the progress we’ve made in producing inclusive content, accessible products, and experiences that celebrate the diversity of our Member community. In 2022, we developed instructor-led community circles, held virtual Member events, and hosted meetings with our Health and Wellness Advisory Council to uplift diverse perspectives within the Peloton community and create space for discussions at the intersection of race and wellness.

This past year, we are proud to have announced Logan Aldridge joining our team as Peloton’s first Adaptive Instructor and training consultant and released an adaptive training collection. We will continue to work with accessibility groups and communities to build our adaptive training collection and programs in Fiscal 2023 and beyond.

Looking to the broader communities where we have a presence, as the global leader in connected fitness, we recognize our responsibility to help break down barriers to physical and mental wellness. As part of the Peloton Pledge, we have committed to support leading, action-oriented nonprofit organizations driving solutions at the intersection of systemic racism, discrimination, and health disparities in markets where we operate. Fiscal 2023 marked one year of our Pledge partnerships in action.

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                    CORPORATE GOVERNANCE

Our Planet

As we advance efforts to integrate environmental sustainability principles throughout our business, we continue to be guided by our sustainability aspirations to:

•	Create fitness that leaves a mark on the world, equipment that doesn’t – Continuously improve the environmental impacts of our products and accessories
•	Reclaim materials – Pursue circular solutions across our products, supply chain, and interactions with Members and team members
•	Wear sustainability on our sleeve – Tackle environmental challenges head on across our apparel business, from design to use and beyond
•	Power up for the clean energy future – Look for opportunities to power our operations with carbon-free electricity
•	Move from factory floor to final mile, and back again, without a trace – Seek efficiency and decarbonization opportunities across our business operations and logistics network

In our forthcoming 2022 ESG Report, we plan to share Peloton’s initial set of environmental sustainability targets and updates on progress across several key focus areas. Since publishing our first ESG report in 2021, we are proud to have taken significant steps forward in terms of climate-related disclosures, cross-functional strategic integration, and executive oversight and governance structures.

Operating with Integrity

Our actions as a Company are guided by our values, including operating with honesty and integrity in all our business activities. As a company that aims to help others be their best selves, we hold ourselves to the highest possible standards. This belief informs our approach to corporate governance, our culture of compliance, responsible supply chain practices, and public sector engagement.

Our nominating, governance, and corporate responsibility committee oversees our programs relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters and related risks. Our VP, ESG Strategy, continues to provide regular updates to the nominating, governance, and corporate responsibility committee of our Board.

We will continue to review our approach to governance over ESG strategy, execution, and disclosure. As we evolve and build, we will seek frequent engagement with all our stakeholders to ensure that we maintain a 360-degree view of our own organization, our value chain, and our role in our communities and society.

For more information, please see our forthcoming ESG Report, which will be available on November 1, 2022 at https://investor.onepeloton.com/esg.

Neither our 2021 ESG Report nor any other information contained on our website is incorporated by reference into this proxy statement or any other Peloton filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

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PELOTON INTERACTIVE, INC. NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

NOMINATION TO THE BOARD

Candidates for nomination to our Board are selected by our Board based on the recommendation of the nominating, governance, and corporate responsibility committee in accordance with the committee’s charter, our restated certificate of incorporation and amended and restated bylaws, and the criteria approved by our Board regarding director candidate qualifications. In recommending candidates for nomination, the nominating, governance, and corporate responsibility committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board is set forth below under “Additional Information—Stockholder Proposals to Be Presented at Next Annual Meeting” and the nominating, governance, and corporate responsibility committee evaluates such candidates in the same manner it evaluates all other candidates.

DIRECTOR QUALIFICATIONS; DIVERSITY

With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating, governance, and corporate responsibility committee is responsible for developing and recommending to our Board the desired qualifications, expertise, and characteristics of members of our Board, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess. We value diversity on a company-wide basis and seek to achieve a mix of board members that represents a diversity of background and experience, including with respect to age, gender, race, ethnicity, and occupation. Although the Board does not establish specific goals with respect to diversity, our board of director’s overall diversity is a significant consideration in the director nomination process.

Because the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board from time to time, our Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and the Nasdaq listing requirements and the provisions of our restated certificate of incorporation, amended and restated bylaws and charters of the committees of our Board. In addition, neither our Board nor our nominating, governance, and corporate responsibility committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating, governance, and corporate responsibility committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to responsibilities of our Board in the context of its existing composition. Through the nomination process, the nominating, governance, and corporate responsibility committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, and other characteristics that are expected to contribute to our Board’s overall effectiveness.

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                    NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

The matrix below as required by Nasdaq rules sets forth the self-identified gender identity and demographic diversity attributes of each of our directors, and the brief biographical description of the directors set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

OUR BOARD DIVERSITY

2022 PROXY STATEMENT	|	23

PELOTON INTERACTIVE, INC. PROPOSAL NO. 1 ELECTION OF DIRECTOR

Our Board is currently divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class III will stand for election at the Annual Meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders held in 2023 and 2024, respectively.

On February 8, 2022, in connection with the resignation of Erik Blachford and the appointment of Angel Mendez, Barry McCarthy, and Jonathan Mildenhall, our Board increased in size from seven to nine directors, with the number of Class I and Class II directors each increasing from two to three. On May 6, 2022, William Lynch resigned from our Board, decreasing its size from nine to eight and the number of Class III directors from three to two. On September 12, 2022, John Foley resigned as Executive Chair, decreasing the size of our Board from eight to its current size of seven and the number of Class III directors from two to one.

At the recommendation of our nominating, governance, and corporate responsibility committee, our Board proposes that the Class III nominee named below, who is currently serving as a director in Class III, be elected as a Class III director for a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.

Shares represented by proxies will be voted “FOR” the election of the nominee named below unless the proxy is marked to withhold authority to so vote. If the nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. The nominee has consented to being named in this Proxy Statement and to serve if elected, and management and the Board have no reason to believe that such nominee will be unable to serve.

If, however, prior to the Annual Meeting, the Board should learn that the nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE CLASS III DIRECTOR

24	|	2022 PROXY STATEMENT

                    PROPOSAL NO. 1: ELECTION OF DIRECTOR

NOMINEE TO OUR BOARD

The nominee and her age, occupation, length of service on our Board and other biographical information as of the date of this Proxy Statement are provided below.

AGE: 48 DIRECTOR SINCE: January 2019 COMMITTEES: • Audit (Chair) • Nominating, Governance, and Corporate Responsibility

KAREN BOONE

Chairperson of the Board, since September 2022

Lead Independent Director, from October 2021 through August 2022

Karen Boone has served as a member of our Board since January 2019. Ms. Boone most recently served as the President, Chief Financial and Administrative Officer of Restoration Hardware, Inc., a home furnishings company, from May 2014 to August 2018 and as Chief Financial Officer from June 2012 to May 2014. Prior to that, from 1996 to 2012, Ms. Boone held various roles at Deloitte & Touche LLP, a public accounting firm, most recently as an Audit Partner. Ms. Boone currently serves on the board of directors of Sonos, Inc., Rivian Automotive, Inc. and several private companies.

SKILLS AND EXPERIENCE

Ms. Boone holds a B.S. in Business Economics from the University of California, Davis. We believe Ms. Boone is qualified to serve on our Board because of her extensive product and retail experience leading a consumer brand and her expertise and background with regard to overseeing administrative functions, including human resources, investor relations, accounting and legal. Ms. Boone’s experience in strategic and financial planning for public companies, including her service on the boards and audit committees of public companies, brings essential leadership and financial expertise to our Board.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•  Sonos, Inc.

•  Rivian Automotive, Inc.

2022 PROXY STATEMENT	|	25

                    PROPOSAL NO. 1: ELECTION OF DIRECTOR

CONTINUING DIRECTORS

The directors who are serving for terms that end after the Annual Meeting and their ages, occupations, and length of service on our Board as of the date of this Proxy Statement are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

NAME OF DIRECTOR	AGE	POSITION	DIRECTOR SINCE

CLASS I DIRECTORS:

BARRY MCCARTHY	69	CEO, President, and Director	February 2022

ANGEL MENDEZ(1)(2)	62	Director	February 2022

PAMELA THOMAS-GRAHAM(1)(3)	59	Director	March 2018

CLASS II DIRECTORS:

JON CALLAGHAN(2)(4)	53	Director	April 2015

JAY HOAG(5)	64	Director	August 2018

JONATHAN MILDENHALL	55	Director	February 2022

(1)	Member of compensation committee

(2)	Member of audit committee

(3)	Chairperson of the nominating, governance, and corporate responsibility committee

(4)	Member of the nominating, governance, and corporate responsibility committee

(5)	Chairperson of the compensation committee

DIRECTOR AGE: 53 DIRECTOR SINCE: April 2015 COMMITTEES: • Audit • Nominating, Governance, and Corporate Responsibility

JON CALLAGHAN

Jon Callaghan has served as a member of our Board since April 2015. Mr. Callaghan is a founder and Managing Member of True Ventures, a venture capital firm, where he has served since January 2006. Prior to True Ventures, Mr. Callaghan served as a Managing Director at Globespan Capital, a venture capital firm, and as a Managing Partner at CMGI@Ventures, CMGI Inc.’s affiliated venture capital group. Mr. Callaghan served on the board of directors of Fitbit, Inc. from September 2008 to May 2018 and currently serves as a member of the board of directors of several private companies.

SKILLS AND EXPERIENCE

Mr. Callaghan holds a B.A. in Government from Dartmouth College and an M.B.A. from Harvard Business School. We believe Mr. Callaghan is qualified to serve on our Board because of his extensive experience working with the management teams of, and investing in, a number of privately and publicly held companies. As a venture capitalist investor, he brings an entrepreneurial spirit and experience building technology companies.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•  None

26	|	2022 PROXY STATEMENT

                    PROPOSAL NO. 1: ELECTION OF DIRECTOR

DIRECTOR AGE: 64 DIRECTOR SINCE: August 2018 COMMITTEES: • Compensation (Chair)

JAY HOAG

Jay Hoag has served as a member of our Board since August 2018. Mr. Hoag is a co-founder and General Partner of TCV where he has served since June 1995. Mr. Hoag currently serves on the board of directors of TCV Acquisition Corp., TripAdvisor, Inc., Zillow Group, Inc., and Netflix Inc. and several private companies. Mr. Hoag also previously served on the board of directors of various public companies, including Electronic Arts until August 2021.

SKILLS AND EXPERIENCE

Mr. Hoag holds a B.A. from Northwestern University and an M.B.A. from the University of Michigan. We believe Mr. Hoag is qualified to serve on our Board because of his extensive experience working with the management teams of, and investing in, a number of privately and publicly held companies. As a technology investor and board member of numerous companies, Mr. Hoag brings valued insights on topics such as corporate strategy and risk management.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•  TCV Acquisition Corp.

•  TripAdvisor, Inc.

•  Zillow Group, Inc.

•  Netflix Inc.

DIRECTOR AGE: 62 DIRECTOR SINCE: February 2022 COMMITTEES: • Audit • Compensation

ANGEL MENDEZ

Angel Mendez has served as a member of our Board since February 2022. Mr. Mendez is Executive Chairman of the Board of LevaData Inc., a privately held, artificial intelligence company focused on supply chain management. He also serves on two other public company boards: Kinaxis, Inc., which specializes in supply chain planning solutions; and Sleep Number Corporation, a sleep technology company. He previously served as executive vice president and chief operating officer of HERE Technologies from 2016 to 2020. From 2005 to 2015, he was a senior executive at Cisco Systems, where he led the company’s corporate transformation program as well as its global supply chain. Earlier in his career, Mr. Mendez served in senior roles at Palm Inc., Gateway Inc., Citigroup, and in various executive positions at Allied Signal Aerospace and GE.

SKILLS AND EXPERIENCE

Mr. Mendez earned a Bachelor of Sciences degree in Electrical Engineering from Lafayette College and a Master’s in Business Administration from the Crummer School at Rollins College. We believe Mr. Mendez is qualified to serve on our Board because of his extensive experience working with the management teams of a number of privately and publicly held tech companies. He is a thought leader and trailblazer as an architect of end-to-end supply chains at global technology companies, and he brings more than three decades of leadership experience, including supply chain management with some of the world’s most forward-thinking technology and aerospace companies.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•  Sleep Number Corporation

•  Kinaxis, Inc.

2022 PROXY STATEMENT	|	27

                    PROPOSAL NO. 1: ELECTION OF DIRECTOR

DIRECTOR AGE: 55 DIRECTOR SINCE: February 2022 COMMITTEES: • None

JONATHAN MILDENHALL

Jonathan Mildenhall has served as a member of our Board since February 2022. Mr. Mildenhall is the Co-Founder and Executive Chairman of TwentyFirstCenturyBrand, a consumer brand strategy and marketing consultancy firm. He is also a board member of Northern Star Investment Corp. IV and serves on a number of private company boards, including Fanatics, GoFundMe, and College Track. Prior to co-founding TwentyFirstCenturyBrand, Mr. Mildenhall served as Chief Marketing Officer of Airbnb from 2014 to 2018. Before Airbnb, Mr. Mildenhall led The Coca-Cola Company’s marketing initiatives as VP of global advertising strategy and content excellence from 2007 to 2013 and as SVP of integrated marketing communication and design excellence from 2013 to 2014. Earlier in his career, Mr. Mildenhall served in various management positions in marketing and advertising.

SKILLS AND EXPERIENCE

Mr. Mildenhall holds an HND in Business and Finance from The Manchester Metropolitan University. He completed the Advanced Management Program at Harvard Business School and holds an Honorary Doctorate in Business Administration from The Manchester Metropolitan University. We believe Mr. Mildenhall is qualified to serve on our Board because of his extensive experience with regard to corporate and consumer brand strategy, marketing and advertising. Furthermore, Mr. Mildenhall has helped companies innovate and strive for diverse and inclusive representation not only in the marketing and advertising sectors, but as a globally focused initiative.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•  Northern Star Investment Corp. IV

28	|	2022 PROXY STATEMENT

                    PROPOSAL NO. 1: ELECTION OF DIRECTOR

PRESIDENT, CEO & DIRECTOR AGE: 69 DIRECTOR SINCE: February 2022 COMMITTEES: • None

BARRY MCCARTHY

Barry McCarthy has served as Peloton’s Chief Executive Officer and President and as a member of our Board since February 2022. Prior to joining Peloton, Mr. McCarthy served as Spotify’s Chief Financial Officer from 2015 to January 2020 and global head of the advertising business from September 2016 to January 2020. Prior to joining Spotify, Mr. McCarthy was a private investor and served as a member of the board of directors of several private companies. From 1999 to 2010, Mr. McCarthy served as Chief Financial Officer and Principal Accounting Officer of Netflix, Inc. Mr. McCarthy held various management positions in management consulting, investment banking, media, and entertainment. Additionally, from 2011 until February 2022 when he joined Peloton, Mr. McCarthy served as a consultant at TCV. Mr. McCarthy has served on the board of directors of Spotify since January 2020, and he serves and has served as a director of several private companies, including Instacart since January 2021, and previously Chegg, Eventbrite, MSD Acquisition Corp, Pandora, and Rent the Runway.

SKILLS AND EXPERIENCE

Mr. McCarthy holds a Bachelor of Arts in History from Williams College and a Master of Business Administration in Finance from the Wharton School at the University of Pennsylvania. We believe Mr. McCarthy is qualified to serve on our Board because of the strategic and financial experience that he brings as our Chief Executive Officer and President and the perspectives he has gained as a former chief financial officer and executive leader in the management consulting, investment banking, media, and entertainment industries.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•  Spotify Technology S.A.

2022 PROXY STATEMENT	|	29

                    PROPOSAL NO. 1: ELECTION OF DIRECTOR

DIRECTOR AGE: 59 DIRECTOR SINCE: March 2018 COMMITTEES: • Compensation • Nominating, Governance, and Corporate Responsibility (Chair)

PAMELA THOMAS-GRAHAM

Pamela Thomas-Graham has served as a member of our Board since March 2018. Since August 2016, Ms. Thomas-Graham has served as the Founder and Chief Executive Officer of Dandelion Chandelier LLC, a private digital media enterprise focused on the world of luxury. From 2010 to August 2016, she served as a member of the Executive Board at Credit Suisse Group AG, a multinational investment bank and financial services company. While at the firm she held several titles, including Chair, New Markets for the global Private Bank, and Global Chief Marketing and Talent Officer.

From 2008 to 2010, she served as a Managing Director at Angelo, Gordon & Co., a privately held investment firm. From 2005 through 2007, Ms. Thomas-Graham was a Group President of Liz Claiborne Inc. (now Tapestry). She served as President and Chief Executive Officer of NBC Universal’s CNBC television, and President and Chief Executive Officer of CNBC.com, beginning in 1999. She began her career at global consultancy McKinsey & Co. in 1989, becoming the firm’s first black woman partner in 1995.

Ms. Thomas-Graham served on the board of directors of Norwegian Cruise Line Holdings Ltd. from 2018 to 2021, and of The Clorox Company from 2005 to 2021 and as its Lead Independent Director from 2016 to 2021. She currently serves as a board member of Bumble Inc.; Compass, Inc.; Rivian Automotive, Inc.; Anthemis Digital Acquisitions I Corp., a special purpose acquisitions company that went public October 2021 and has not yet completed an acquisition; and the Bermuda-based Bank of N.T. Butterfield & Son Limited.

SKILLS AND EXPERIENCE

Ms. Thomas-Graham holds a B.A. in Economics from Harvard University and a joint M.B.A. - J.D. from Harvard Business School and Harvard Law School. We believe Ms. Thomas-Graham is qualified to serve on our Board because she brings invaluable strategic, operational, and corporate governance experience as a board member, chief executive officer and executive leader of several public and private companies. Her extensive experience in branding and management consulting enables her to contribute to the oversight of the Company.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•  Bank of N.T. Butterfield & Son Limited

•  Bumble Inc.

•  Compass, Inc.

•  Rivian Automotive, Inc.

•  Anthemis Digital Acquisitions I Corp.

There are no family relationships among our directors and executive officers.

30	|	2022 PROXY STATEMENT

                    PROPOSAL NO. 1: ELECTION OF DIRECTOR

NON-EMPLOYEE DIRECTOR COMPENSATION

Under our current compensation practices, our non-employee directors receive equity compensation for their service as directors, which we believe reinforces alignment with our stockholders and is consistent with our overall compensation philosophy. Through August 2022, each non-employee director was entitled to receive equity awards under our 2019 Equity Incentive Plan, or the “2019 Plan,” in the form of options to purchase shares of our Class A common stock (an “Option”), RSUs, or a 50%-50% combination thereof pursuant to our “Employee Equity Choice Program” as described in the “Compensation Discussion and Analysis—Employee Equity Choice Program” section below. Beginning in September 2022, non-employee directors are entitled to receive equity awards solely in RSUs. Non-employee directors do not receive any cash compensation for service on our Board.

Our compensation arrangements for non-employee directors are reviewed periodically by our compensation committee and our Board. In addition, at the compensation committee’s direction, Compensia, Inc. (“Compensia”), the compensation committee’s independent compensation consultant, provides a competitive analysis of director compensation levels, practices, and design features as compared to the general market as well as our compensation peer group.

Initial Equity Grant. Each non-employee director appointed to our Board is granted an initial equity award having an aggregate value of $500,000 based on the closing price of our Class A common stock on the date of grant. Through August 2022, such grants were made pursuant to the “Employee Equity Choice Program,” and following September 2022, such awards would be made in the form of RSUs. The award will vest with respect to 1/3rd of the total number of shares subject to such award on each annual anniversary of the grant, in each case, so long as such non-employee director continues to provide service through such date. Each initial equity grant will accelerate in full upon the consummation of a Corporate Transaction (as defined in our 2019 Plan).

Annual Equity Grant. On the date of each annual meeting of stockholders, each non-employee director who is serving on our Board, and will continue to serve on our Board immediately following the date of such annual meeting, will automatically be granted equity, in the form of RSUs for all awards beginning in September 2022, having an aggregate value of $325,000 based on the closing price of our Class A common stock on the date of grant (the “Annual Equity Grant”). Each Annual Equity Grant will vest with respect to 1/4th of the total number of RSUs subject to such award on each quarterly anniversary thereafter, such that the equity award will be fully vested on the one-year anniversary of the date of grant, or if earlier, the next annual meeting of stockholders, in each case, so long as such non-employee director continues to provide service through such date. Each Annual Equity Grant will accelerate in full upon the consummation of a Corporate Transaction (as defined in our 2019 Plan).

2022 PROXY STATEMENT	|	31

                    PROPOSAL NO. 1: ELECTION OF DIRECTOR

The following table provides information for the fiscal year ended June 30, 2022 regarding all compensation awarded to, earned by, or paid to each person who served as a director for some portion or all of Fiscal 2022, other than Messrs. Foley, Lynch and McCarthy. Messrs. Foley (the former Executive Chair of our Board and previously our CEO) and McCarthy (our current President and CEO) are not included in the table below, as they served as employees of the Company in Fiscal 2022 and received no compensation for their service as directors. Mr. Lynch (our former President) is not included in the table below, as prior to his service solely as a member of our Board from February—May 2022, he was an employee of the Company during Fiscal 2022. The compensation received by Messrs. Foley and McCarthy as employees, and by Mr. Lynch as an employee and board member, is shown in the “Executive Compensation—Fiscal 2022 Summary Compensation Table” below.

NAME(1)	OPTION AWARDS ($)(2)	TOTAL ($)

KAREN BOONE	325,002	325,002

JON CALLAGHAN	325,002	325,002

JAY HOAG	325,002	325,002

PAMELA THOMAS-GRAHAM	325,002	325,002

ANGEL L MENDEZ	500,002	500,002

JONATHAN MILDENHALL	500,002	500,002

ERIK BLACHFORD	3,972,401	3,972,401

HOWARD DRAFT	—	—

(1)

Mr. Blachford served on our Board through February 8, 2022. Mr. Draft served on our Board through October 25, 2021. Mr. Mendez and Mr. Mildenhall were appointed to our Board effective February 8, 2022.

(2)

The amounts reported in this column represent the aggregate grant date value of stock option awards made to directors in Fiscal 2022 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. The amount reported in the Option Awards column for Mr. Blachford includes (i) $325,002, which represents the value of Option awards granted to him in Fiscal 2022 and (ii) $3,647,399, which represents the (non-cash) incremental fair value of modifications to all of Mr. Blachford’s outstanding Options that occurred in connection the extension of the Options’ exercise period (until the ultimate expiration date of his Options) upon his termination of service, as computed in accordance with FASB ASC Topic 718.These amounts do not reflect the actual economic value realized by the director, which will vary depending on the performance of our Class A common stock. The table below shows the aggregate numbers of stock option awards held as of June 30, 2022 by each director.

NAME	NUMBER OF CLASS A SHARES UNDERLYING TOTAL STOCK OPTIONS HELD AT FISCAL YEAR END	NUMBER OF CLASS B SHARES UNDERLYING TOTAL STOCK OPTIONS HELD AT FISCAL YEAR END

KAREN BOONE	22,319	450,000

JON CALLAGHAN	40,435	0

JAY HOAG	40,435	0

PAMELA THOMAS-GRAHAM	15,438	368,116

ANGEL L MENDEZ	24,859	0

JONATHAN MILDENHALL	24,859	0

ERIK BLACHFORD	24,997	1,233,333

HOWARD DRAFT	24,997	160,835

32	|	2022 PROXY STATEMENT

PELOTON INTERACTIVE, INC. PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending June 30, 2023 and recommends that stockholders vote for ratification of such appointment. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023 requires the affirmative vote of the holders of a majority of the voting power of our Class A common stock and Class B common stock that are present in person (virtually) or represented by proxy at the Annual Meeting and are voted for or against the proposal. In the event that Ernst & Young LLP is not ratified by our stockholders, the audit committee will consider whether it is appropriate to appoint another independent registered public accounting firm, but it will not be obligated to do so. Even if the appointment is ratified, the audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Ernst & Young LLP audited our financial statements for the fiscal year ended June 30, 2022. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions. Ernst & Young LLP has served as our independent registered public accounting firm since 2017.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Ernst & Young LLP will periodically rotate the individuals who are responsible for our audit.

During the fiscal years ended June 30, 2021 and 2022, fees for services provided by Ernst & Young LLP were as follows:

	FISCAL YEAR ENDED JUNE 30, 2021	FISCAL YEAR ENDED JUNE 30, 2022

FEES BILLED TO PELOTON

AUDIT FEES(1)	$3,826,000	$4,065,000

AUDIT-RELATED FEES(2)	—	205,688

TAX FEES(3)	5,000	9,000

ALL OTHER FEES(4)	5,000	5,000

TOTAL FEES	$3,836,000	$4,284,688

(1)

“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)	“Audit-related fees” includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

(3)

“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters, assistance with sales tax and assistance with tax audits.

(4)	“All other fees” includes fees for services other than the services reported in audit fees, audit-related fees, and tax fees.

2022 PROXY STATEMENT	|	33

                    PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services, and other services. In addition, the audit committee has established procedures by which the chairperson of the audit committee may pre-approve such services up to $200,000 per service matter or project, subject to ratification by the audit committee at its next regularly scheduled quarterly meeting following such approval. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2023

34	|	2022 PROXY STATEMENT

PELOTON INTERACTIVE, INC. REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) unless and only to the extent that we specifically incorporate it by reference.

The principal purpose of the audit committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The audit committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The audit committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Ernst & Young LLP, our independent registered public accounting firm for the fiscal year ended June 30, 2022, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

Our audit committee has reviewed and discussed with our management and Ernst & Young LLP our audited consolidated financial statements for the fiscal year ended June 30, 2022. Our audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

Our audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our audit committee concerning independence and has discussed with Ernst & Young LLP its independence from us.

Based on the review and discussions referred to above, our audit committee recommended to our Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2022 for filing with the U.S. Securities and Exchange Commission.

Members of our audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained the appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s consideration and discussions do not assure that the audit of the company’s consolidated financial statements have been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with the accounting principles generally accepted in the United Statements and that Ernst & Young LLP is in fact “independent.”

SUBMITTED BY THE AUDIT COMMITTEE

Karen Boone, Chairperson

Jon Callaghan

Angel Mendez

2022 PROXY STATEMENT	|	35

PELOTON INTERACTIVE, INC. EXECUTIVE OFFICERS

The names of our executive officers, their ages as of the date of this proxy statement and their positions are shown below.

NAME	AGE	POSITION

EXECUTIVE OFFICERS:

BARRY MCCARTHY	69	Chief Executive Officer, President, and Director

LIZ CODDINGTON	47	Chief Financial Officer

THOMAS CORTESE	42	Chief Product Officer

JEN COTTER	50	Chief Content Officer

ANDY RENDICH	55	Chief Supply Chain Officer

Our Board chooses executive officers, who then serve at the discretion of our Board. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.

For information regarding Mr. McCarthy, please refer to “Proposal No. 1—Election of Directors.”

LIZ CODDINGTON has served as our CFO since June 2022. Ms. Coddington most recently served as Vice President of Finance for Amazon Web Services (“AWS”) at Amazon.com, Inc. (“Amazon”) from January 2021 to June 2022, and in finance roles of increasing responsibility at AWS since joining Amazon in March 2016. Prior to joining Amazon, Ms. Coddington served as Chief Financial Officer of Adara, Inc.; Vice President, Finance, and Chief Financial Officer at Walmart.com at Walmart Inc.; and Vice President, Financial Planning and Analysis at Netflix, Inc. Ms. Coddington holds a Bachelor of Science in Chemical Engineering from the Massachusetts Institute of Technology and a Master of Business Administration from the University of North Carolina at Chapel Hill.

THOMAS CORTESE is one of our co-founders and has served as our Chief Product Officer since August 2021. From February 2012 to August 2021, Mr. Cortese served as our Chief Operating Officer and from April 2019 to August 2021 he served as our Head of Product Development. Prior to our founding, Mr. Cortese served as the Chief Executive Officer of Proust.com, an online social media and memory sharing company, and a subsidiary of IAC/InterActiveCorp, a media and internet company, from February 2010 to January 2012. From February 2008 to February 2010, Mr. Cortese served as the Vice President of Product Management at Pronto.com, a price comparison service platform and a subsidiary of IAC/InterActiveCorp. Mr. Cortese holds a B.A. in Philosophy from The George Washington University.

JEN COTTER has served as our Chief Content Officer since May 2019. Previously, Ms. Cotter served as Chief Content Officer for ProCaps Laboratories from January to May 2019 and co-founded and led The JJB Collective, an agency serving clients on the evolution of brand, product, multi-channel, and creative strategy, from January 2018 to May 2019. From June 2005 to December 2017, Ms. Cotter held various roles at HSN, a leading interactive and lifestyle retailer, including Vice President, Talent; Senior Vice President, Television and On-Air Development; and Executive Vice President—Content, Programming and Television. Ms. Cotter holds a B.A. in Communication and Media Studies from Seton Hall University and a Certificate in Diversity and Inclusion from Cornell University.

ANDY RENDICH has served as our Chief Supply Chain Officer since March 2022. Previously, Mr. Rendich served as Chief Operating Officer at Grove Collaborative and held several executive and officer roles with Eat Just, Good Eggs and Walmart, as well as board and advisory roles in many companies. Mr. Rendich

36	|	2022 PROXY STATEMENT

                    EXECUTIVE OFFICERS

currently serves as an advisor to the TCV Velocity Fund. He also spent more than 12 years at Netflix in a variety of executive positions, including Chief Service and Operations Officer. Mr. Rendich holds a Bachelors of Technology in Computer Engineering Technology from Rochester Institute of Technology and an Associates of Science from Alfred State College—SUNY College of Technology.

2022 PROXY STATEMENT	|	37

PELOTON INTERACTIVE, INC. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 4, 2022, by:

•	each of our named executive officers;
•	each of our directors or director nominees;
•	all of our directors and executive officers as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our Class A common stock or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.

The footnotes to the table below include details on shares pledged as collateral to secure certain personal indebtedness. In each case, such pledges were made in accordance with the Company’s Insider Trading Policy in effect at the time the pledges were made. The Insider Trading Policy was updated in October 2022 to prohibit pledging. For additional information, see “Compensation Discussion and Analysis—Hedging and Pledging Restrictions.”

38	|	2022 PROXY STATEMENT

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Applicable percentage ownership is based on 311,167,743 shares of Class A common stock and 28,733,963 shares of Class B common stock outstanding as of October 4, 2022. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of October 4, 2022 or RSUs that may vest and settle within 60 days of October 4, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Peloton Interactive, Inc., 441 Ninth Avenue, Sixth Floor, New York, New York 10001.

	SHARES BENEFICIALLY OWNED				% OF TOTAL VOTING POWER(1)
	CLASS A		CLASS B
NAME OF BENEFICIAL OWNER	SHARES	%	SHARES	%

DIRECTORS AND NAMED EXECUTIVE OFFICERS:

BARRY MCCARTHY(2)	1,500,250	*	—	—	*

KAREN BOONE(3)	68,460	*	450,000	1.5	1.0

JONATHAN CALLAGHAN(4)	835,530	*	—	—	*

JAY HOAG(5)	36,576	*	—	—	*

ANGEL MENDEZ	—	—	—	—	—

JONATHAN MILDENHALL	—	—	—	—	—

PAMELA THOMAS-GRAHAM(6)	14,277	*	368,116	1.3	*

ELIZABETH CODDINGTON	—	—	—	—	—

THOMAS CORTESE(7)	636,150	*	4,302,338	13.8	9.8

JENNIFER COTTER(8)	226,891	*	159,604	*	*

HISAO KUSHI(9)	788,109	*	3,367,110	10.8	7.7

ANDREW RENDICH(10)	30,658	*	—	—	*

JOHN FOLEY(11)	1,318,577	*	15,081,113	40.6	33.8

WILLIAM LYNCH(12)	1,947,370	*	3,942,215	12.5	9.1

KEVIN CORNILS(13)	592,474	*	530,000	1.8	1.3

JILL WOODWORTH(14)	662,410	*	2,900,000	9.2	6.6

ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (11 PERSONS)(15)	3,348,792	1.1	5,280,058	16.4	12.2

OTHER 5% STOCKHOLDERS:

ENTITIES AFFILIATED WITH TCV(16)	6,218,039	2.0	15,602,635	54.3	35.9

THE VANGUARD GROUP(17)	24,917,165	8.0	—	—	2.8

BAILLIE GIFFORD & CO.(18)	31,817,011	10.2	207,754	*	4.1

T. ROWE PRICE ASSOCIATES, INC.(19)	30,788,261	9.9	—	—	3.5

*	Less than 1%

(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 20 votes per share, and holders of our Class A common stock are entitled to one vote per share.

2022 PROXY STATEMENT	|	39

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)

Represents (i) 250 shares of Class A common stock held of record by spouse and (ii) 1,500,000 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of October 4, 2022.

(3)

Represents (i) 50,000 shares of Class A common stock, (ii) 18,460 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of October 4, 2022, and (iii) 450,000 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of October 4, 2022.

(4)

Represents (i) 798,954 shares of Class A common stock held of record by Jonathan D. Callaghan and Christie Blom Callaghan, Trustees of the Callaghan Family Trust and (ii) 36,576 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of October 4, 2022.

(5)

Represents 36,576 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of October 4, 2022. Mr. Hoag is a director of Technology Crossover Management IX, Ltd. and Technology Crossover Management X, Ltd. and a limited partner of Technology Crossover Management IX, L.P. and Technology Crossover Management X, L.P. which are entities affiliated with the TCV Funds described in note 16 below but does not hold voting or dispositive power over the shares held of record by the TCV Funds.

(6)

Represents (i) 2,698 shares of Class A common stock, (ii) 11,579 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of October 4, 2022, and (iii) 368,116 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of October 4, 2022.

(7)

Represents (i) 413 shares of Class A common stock, (ii) 106,000 shares of Class A common stock held of record by The Harbor View Investments LLC, (iii) 499,986 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of October 4, 2022, (iv) 1,461,922 shares of Class B common stock, (v) 261,052 shares of Class B common stock held of record by The Harbor View Investments LLC, (vi) 29,751 shares of Class A common stock underlying RSUs to acquire Class A common stock that are vested and settled within 60 days of October 4, 2022, (vii) 50,000 shares of Class B common stock held of record by The TPC 2021 GRAT 3, and (viii) 2,529,364 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of October 4, 2022. Of the shares of Class B common stock listed, 1,300,000 are pledged as collateral to secure certain personal indebtedness.

(8)

Represents (i) 15,271 shares of Class A common stock, (ii) 171,790 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of October 4, 2022, (iii) 39,830 shares of Class A common stock underlying RSUs to acquire Class A common stock that are vested and settled within 60 days of October 4, 2022, and (iv) 159,604 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of October 4, 2022.

(9)

Represents (i) 29,561 shares of Class A common stock, (ii) 758,548 shares underlying options to purchase shares of Class A common stock that are exercisable as of October 4, 2022, (iii) 367,607 shares of Class B common stock held of record by Kushi Family 2018 GRAT, (iv) 632,393 shares of Class B common stock held of record by Kushi Family Trust dated June 3, 2013, and (v) 2,367,110 shares underlying options to purchase shares of Class B common stock that are exercisable as of October 4, 2022. Of the shares of Class B common stock listed, 991,107 are pledged as collateral to secure certain personal indebtedness.

(10)	Represents 30,658 shares of Class A common stock underlying RSUs to acquire Class A common stock that are vested and settled within 60 days of October 4, 2022.

(11)

Represents (i) 200,000 shares of Class A common stock, (ii) 1,118,577 shares underlying options to purchase shares of Class A common stock that are exercisable as of October 4, 2022, (iii) 6,586,232 shares of Class B common stock, (iv) 117,958 shares of Class B common stock held of record by spouse, (v) 8,376,923 shares underlying options to purchase shares of Class B common stock that are exercisable as of October 4, 2022. Of the shares listed, 200,000 shares of Class A common stock and 6,586,232 shares of Class B common stock are pledged as collateral to secure certain personal indebtedness.

(12)

Represents (i) 1,204,039 shares of Class A common stock, (ii) 50,000 shares of Class A common stock held of record by William Lynch and Nicole P Lynch JT TEN, (iii) 7,200 shares of Class A common stock held of record by William J. Lynch, Jr. Grantor Retained Annuity Trust dtd 4/9/20, (iv) 25,000 shares of Class A common stock held of record by WJL GRAT for the Benefit of CAW 2022, and (v) 25,000 shares of Class A common stock held of record by WJL GRAT for the Benefit of JRB 2022, (vi) 636,131 shares underlying options to purchase shares of Class A common stock that are exercisable as of October 4, 2022, (vii) 667,500 shares of Class B common stock held of record by William Lynch and Nicole P Lynch JT TEN, (viii) 475,000 shares of Class B common stock held of record by Lynch Holdings I LP—Hydra Series, and (ix) 2,799,715 shares underlying options to purchase shares of Class B common stock that are exercisable as of October 4, 2022.

(13)

Represents (i) 61,100 shares of Class A common stock, (ii) 531,374 shares underlying options to purchase shares of Class A common stock that are exercisable as of October 4, 2022, and (iii) 530,000 shares underlying options to purchase shares of Class B common stock that are exercisable as of October 4, 2022.

(14)

Represents (i) 39,325 shares of Class A common stock, (ii) 623,085 shares underlying options to purchase shares of Class A common stock that are exercisable as of October 4, 2022, and (iii) 2,900,000 shares underlying options to purchase shares of Class B common stock that are exercisable as of October 4, 2022.

(15)

Includes all Directors and Executive Officers as of October 4, 2022. Represents (i) 973,586 shares of Class A common stock, (ii) 2,274,967 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of October 4, 2022, (iii) 100,239 shares of Class A common stock underlying RSUs to acquire Class A common stock that are vested and settled within 60 days of October 4, 2022, (iv) 1,772,974 shares of Class B common stock, and (v) 3,507,084 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of October 4, 2022.

(16)

Represents (i) 2,602,444 shares of Class A common stock held of record by TCV IX, L.P., (ii) 734,319 shares of Class A common stock held of record by TCV IX (A) Opportunities, L.P., (iii) 138,996 shares of Class A common stock held by TCV IX (B), L.P., (iv) 200,654 shares of Class A common stock held by TCV Member Fund, L.P., (v) 1,878,926 shares of Class A common stock held of record by TCV X, L.P., (vi) 465,945 shares of Class A common stock held of record by TCV X (A) Blocker, L.P., (vii) 91,608 shares of Class A common stock held of record by TCV X (B), L.P., (viii)105,147 shares of Class A common stock held of record by TCV X

40	|	2022 PROXY STATEMENT

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Member Fund, L.P., (ix) 9,091,405 shares of Class B common stock held of record by TCV IX, L.P., (x) 2,565,254 shares of Class B common stock held of record by TCV IX (A) Opportunities, L.P., (xi) 485,543 shares of Class B common stock held of record by TCV IX (B), L.P., (xii) 704,842 shares of Class B common stock held of record by TCV Member Fund, L.P., (xiii) 2,037,126 shares of Class B common stock held of record by TCV X, L.P., (xiv) 505,169 shares of Class B common stock held of record by TCV X (A) Blocker, L.P., (xv) 99,314 shares of Class B common stock held of record by TCV X (B), L.P., and (xvi) 113,982 shares of Class B common stock held of record by TCV X Member Fund, L.P., collectively the TCV Funds. Technology Crossover Management IX, Ltd., or Management IX, is the sole general partner of Technology Crossover Management IX, L.P., or TCM IX, which in turn is the sole general partner of TCV IX, L.P. TCM IX is also the sole general partner of TCV IX (A), L.P., which is the sole shareholder of TCV IX (A) Opportunities, Ltd., which in turn is the sole limited partner of TCV IX (A) Opportunities, L.P. TCM IX is also the sole general partner of TCV IX (B), L.P. Management IX is also a general partner of TCV Member Fund, L.P. Management IX may be deemed to have the sole voting and dispositive power over the shares held by TCV IX, L.P., TCV IX (A) Opportunities, L.P., TCV IX (B), L.P., and TCV Member Fund, L.P. Technology Crossover Management X, Ltd., or Management X, is the sole general partner of Technology Crossover Management X, L.P., or TCM X, which in turn is the sole general partner of TCV X, L.P. TCM X is also the sole general partner of TCV X (A), L.P., which in turn is the sole shareholder of TCV X (A) Blocker, Ltd, which in turn is the sole limited partner of TCV X (A) Blocker, L.P. TCM X is also the sole general partner of TCV X (A) Blocker, L.P. and TCV X (B), L.P. Management X is also the general partner of TCV X Member Fund, L.P. Management X may be deemed to have the sole voting and dispositive power over the shares held by TCV X, L.P., TCV X (A) Blocker, L.P., TCV X (B), L.P., and TCV X Member Fund, L.P. The address of each of the foregoing entities is 250 Middlefield Road, Menlo Park, California 94025.

(17)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2022. Of the shares of Class A common stock beneficially owned, The Vanguard Group reported that it had shared voting power with respect to 268,264 shares, sole dispositive power with respect to 24,301,789 shares and shared dispositive power with respect to 615,376 shares. The address for The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(18)

Based solely on information contained in a Schedule 13G filed with the SEC on January 27, 2022. Of the shares of Class A common stock beneficially owned, Baillie Gifford & Co reported that it had sole voting power with respect to 19,433,347 shares, and sole dispositive power with respect to 31,817,011 shares. The address for Baillie Gifford & Co is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN Scotland UK.

(19)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2022. Of the shares of Class A common stock beneficially owned, T. Rowe Price Associates, Inc. reported that it had sole voting power with respect to 15,725,593 shares and sole dispositive power with respect to 30,788,261 shares. The address for T. Rowe Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.

2022 PROXY STATEMENT	|	41

PELOTON INTERACTIVE, INC. EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the compensation program for our named executive officers for Fiscal 2022. Our named executive officers and their positions during Fiscal 2022 were:

•	Barry McCarthy, our Chief Executive Officer and President (our “CEO”);
•	Elizabeth Coddington, our Chief Financial Officer (our “CFO”);
•	John Foley, our Co-founder, Executive Chair of the Board, and former CEO;
•	Thomas Cortese, our Co-founder and Chief Product Officer;
•	Hisao Kushi, our Co-founder and Chief Legal Officer and Secretary;
•	Kevin Cornils, our Chief Commercial Officer;
•	Jill Woodworth, our former CFO; and
•	William Lynch, our former President.

The list of Fiscal 2022 named executive officers above encompasses: (i) each individual who served as our Principal Executive Officer at any time during Fiscal 2022, (ii) each individual who served as our Principal Financial Officer at any time during Fiscal 2022, (iii) the next three most highly-compensated executive officers (other than any individual who served as our Principal Executive Officer or Principal Financial Officer) who were serving in such capacity as of the last day of Fiscal 2022, and (iv) one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company as of the last day of Fiscal 2022.

During Fiscal 2022, the following transitions occurred with respect to our named executive officers:

•	Mr. McCarthy was appointed as our CEO and President effective February 9, 2022. On the same date, Mr. Foley, our former CEO, was appointed as our Executive Chair.
•	Mr. Lynch transitioned from our President to a non-executive member of our Board on February 8, 2022. Mr. Lynch later resigned from our Board on May 6, 2022.
•	Ms. Coddington was appointed as our CFO effective June 13, 2022. Ms. Woodworth separated employment with us from her position as our CFO on the same date.

During Fiscal 2023, the following transitions occurred with respect to our named executive officers:

•	Mr. Foley separated employment with us as our Executive Chair, effective September 12, 2022.
•	Mr. Kushi separated employment with us as our Chief Legal Officer and Secretary, effective October 3, 2022.
•	Mr. Cornils separated employment with us as our Chief Commercial Officer, effective September 23, 2022.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during Fiscal 2022. It also provides an overview of our executive compensation philosophy, core principles, and objectives. Finally, it analyzes how and why the compensation committee of our Board arrived at the specific compensation determinations for our named executive officers for Fiscal 2022, including the key factors that the compensation committee considered in deciding their compensation.

42	|	2022 PROXY STATEMENT

                    EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY

WHO WE ARE

We are the largest interactive fitness platform in the world with a loyal community of nearly 7 million Members as of June 30, 2022. We pioneered connected, technology-enabled fitness, and the streaming of immersive, instructor-led boutique classes to our Members anytime, anywhere. We make fitness entertaining, approachable, effective, and convenient, while fostering social connections that encourage our Members to be the best versions of themselves.

We are an innovation company at the nexus of fitness, technology, and media. We have disrupted the fitness industry by developing a first-of-its-kind subscription platform that seamlessly combines the best equipment, proprietary networked software, and world-class streaming digital fitness and wellness content, creating a product that our Members love.

BUSINESS UPDATE

During Fiscal 2022, we pivoted our focus from growth to concentrate on sustained positive cash flow. We continue to re-architect our business while harnessing the power and engagement of our Member community. Our Fiscal 2022 key operational metrics demonstrate our continued significant progress in this regard:

•	our connected Fitness Subscriptions base grew 27% from the start of the fiscal year ended June 30, 2021 (“Fiscal 2021”) through Fiscal 2022 year-end, to 2.97 million as of June 30, 2022;
•	paid App Subscriptions grew 12% to 980 thousand as of June 30, 2022;
•	total Members grew to approximately 6.9 million as of June 30, 2022; and
•

average Net Monthly Connected Fitness Churn (which generally is defined as the number of Connected Fitness Subscription cancellations, net of reactivations, in the quarter, divided by the average number of beginning Connected Fitness Subscriptions in each month, divided by three months) was 0.96% as of June 30, 2022.

While we have been able to grow more than we anticipated just a couple of years ago, fluctuations in demand and supply that we have been navigating during this time period led us to grow our operations beyond what we believe is best suited to our business. Therefore, in February 2022, we announced and began implementing a restructuring plan to realign our operational focus to support our multi-year growth, enable us to scale the business, and facilitate improved costs (the “Restructuring Plan”). The Restructuring Plan has included:

•	reducing our headcount;
•	reducing our spending with outside professional services;
•

closing several assembly and manufacturing plants, including the completion and intended sale of the shell facility for our previously planned U.S.-based manufacturing facility in Troy Township, Ohio, which we called “Peloton Output Park”;

•	closing and consolidating several distribution facilities as part of our expanded partnership with third-party logistics providers; and
•	shifting to third-party logistics providers in certain locations.

The significant operating loss we recognized in Fiscal 2022, which included a number of restructuring charges, reflects the substantial progress we made re-architecting the business to reduce the current and future inventory overhang, converting fixed to variable costs, and addressing numerous supply chain issues. Our Fiscal 2022 financial results included:

•	a total Revenue decrease of 11% from the start of Fiscal 2021 through Fiscal 2022 year-end, to $3,582.1 million as of June 30, 2022;
•	a Net Loss of (2,827.7) million for Fiscal 2022; and
•	Adjusted EBITDA of ($982.7) million, representing an Adjusted EBITDA Margin of (27.4)%.

2022 PROXY STATEMENT	|	43

                    EXECUTIVE COMPENSATION

Please refer to Annex A for descriptions of Adjusted EBITDA and Adjusted EBITDA Margin, and a reconciliation of Net Loss (a GAAP measure) to Adjusted EBITDA (a non-GAAP measure).

In July and August 2022, we announced expanded partnerships with third-party manufacturing partners and our exit from all owned-manufacturing operations and our decisions regarding the following additional restructuring activities:

•	eliminating our North American Field Operations Warehouses;
•	eliminating a significant number of North America Member Support roles and exiting our Plano, Texas and Tempe, Arizona real estate locations; and
•	reducing our North America retail showroom presence.

Additionally, in October 2022, we announced a further reduction in headcount as part of a final phase of our transformation journey. Each of the above Restructuring Plan efforts are important steps on our comeback journey and the achievement of our goals in Fiscal 2023.

FISCAL 2022 EXECUTIVE COMPENSATION HIGHLIGHTS

Consistent with our performance and compensation objectives, the compensation committee took the following actions relating to the compensation of our named executive officers for and during Fiscal 2022:

•  Base Salary — In August 2021, the compensation committee determined to maintain the annual base salaries for our then-CEO and our other named executive officers who were employed by the Company at that time at their Fiscal 2021 levels, except for Mr. Cortese whose base salary was increased from $500,000 to $600,000.

•  No Annual Cash Bonus Program — In July 2021, the compensation committee decided to eliminate a formal annual cash bonus plan for any of our executive officers, including our named executive officers, for Fiscal 2022. Instead, the compensation committee designed our compensation program for Fiscal 2022 to balance the goals of attracting, motivating, rewarding, and retaining our executive officers and key employees with the goal of promoting the interests of our stockholders solely by using “fixed” pay in the form of base salaries and “variable” pay in the form of long-term equity awards.

•  One-Time Transition Equity Awards — As part of its decision to eliminate the formal annual cash bonus plan for Fiscal 2022, the compensation committee approved the one-time grant of “transition equity awards” to our executive officers in September 2021. The “transition equity awards” were intended to bridge the gap as we shifted from a program that included annual cash bonus opportunities to a program that relied more heavily on equity compensation opportunities with a longer vesting schedule.

•  Regular Long-Term Incentive Compensation Awards — In September 2021 and March 2022, the compensation committee approved the grant of our regular bi-annual “refresh” equity awards to our named executive officers who were employed at such times (other than Mr. McCarthy, and for, March 2022, Mr. Foley). In March 2022 we also granted “together we go far” equity awards to our named executive officers who were employed at such time (other than Mr. McCarthy and Mr. Foley) to motivate and retain our employees, including our named executive officers, in light of our Restructuring Plan. Both the “refresh” and the “together we go far” equity awards were granted pursuant to our 2019 Equity Incentive Plan, or the “2019 Plan,” and our “Employee Equity Choice Program,” as described below. These equity awards were granted to align our named executive officers’ incentives with the long-term interests of our company and our stockholders and to focus our named executive officers on achieving our financial and strategic objectives.

Mr. McCarthy did not receive regular equity awards in March 2022 because in connection with his appointment as CEO and President in February 2022, he received an equity award that was intended to be in lieu of any additional compensatory equity awards for approximately four years. Additionally, it is intended that we would not grant Ms. Coddington an additional compensatory equity award in respect of her first year of service as the equity awards she received in connection her appointment as CFO were made in lieu of the two bi-annual equity “refresh” awards typically available to our executive officers (which we expect to grant in Fiscal 2023).

We believe providing variable pay in the form of long-term equity awards motivates and rewards individual initiative and effort, and the compensation committee designed our Fiscal 2022 compensation program so that a meaningful portion of our executive officers’ annual target total direct compensation was both “at-risk” and variable in nature.

44	|	2022 PROXY STATEMENT

                    EXECUTIVE COMPENSATION

We believe that this approach provides balanced incentives for our executive officers to drive financial performance and further enhance their focus on long-term growth relative to shorter-term metrics.

•  New Compensation Arrangements — During Fiscal 2022 we entered into employment offer letters with Mr. McCarthy and Ms. Coddington in connection with their appointments as CEO and CFO. These offer letters generally provide for the executive’s base salary, new hire equity awards, reimbursements for legal expenses and relocation expenses, and eligibility to participate in our Severance and Change in Control Plan (the “Severance Plan”) as a Tier 1 participant. For a summary of the material terms and conditions of these offer letters, see “Executive Compensation — Employment Arrangements” below.

In establishing our CEO’s and CFO’s initial compensation arrangements, we took into consideration the requisite experience and skills that a qualified candidate would need to manage a growing business in a dynamic and ever-changing environment, the competitive market for similar positions at other comparable companies based on a review of compensation survey data, new CEO pay packages at top technology companies, and the need to integrate them into the executive compensation structure that we had developed since our initial public offering of our equity securities, balancing both competitive and internal equity considerations.

RELATIONSHIP BETWEEN PAY AND PERFORMANCE

We strive to design our executive compensation program to balance the goals of attracting, motivating, rewarding, and retaining our executive officers, including our named executive officers, with the goal of promoting the interests of our stockholders. To ensure this balance and to motivate and reward individual initiative and effort, we seek to ensure that our program is designed so that a meaningful portion of our executive officers’ annual target total direct compensation is both “at-risk” and variable in nature. While we do not determine either “variable” or “fixed” pay for each executive officer with reference to a specific percentage of target total direct compensation, consistent with our “pay-for-performance” philosophy, generally, we seek to emphasize variable pay over fixed pay.

Generally, this philosophy is reflected in the target total direct compensation opportunities of our named executive officers. In Fiscal 2022, the vast majority of the target total direct compensation granted to our executive officers consisted of variable pay consisting of long-term incentive compensation in the form of Option and/or RSU awards that may be settled for shares of our Class A common stock.

As our new CEO, almost all of Mr. McCarthy’s target total direct compensation for Fiscal 2022 consisted of variable pay in the form of an option to purchase shares of our Class A common stock. As mentioned above, it was intended that we would not grant Mr. McCarthy additional equity awards for approximately four more years.

These variable pay elements ensured that a substantial majority of our named executive officers’ target total direct compensation for Fiscal 2022 was contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below grant levels commensurate with our actual performance.

As we continue to mature as a public company, we believe that the compensation elements provided to all of our executive officers, including our named executive officers, will continue to emphasize “at-risk” and variable pay that should enable us to provide a balanced set of incentives for our executive officers to meet our business objectives and drive long-term growth.

EXECUTIVE COMPENSATION-RELATED POLICIES AND PRACTICES

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our

2022 PROXY STATEMENT	|	45

                    EXECUTIVE COMPENSATION

business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:

WHAT WE DO

•

Maintain an Independent Compensation Committee with Independent Compensation Consultant. The compensation committee consists solely of independent directors who establish our compensation practices. The compensation committee consults with an independent consultant on compensation levels and practices.

•

Annual Executive Compensation Review. The compensation committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

•

Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our named executive officers’ compensation is “at-risk,” as the value derived from equity awards is variable in nature based on corporate performance, to align the interests of our named executive officers and stockholders.

•	Multi-Year Vesting Requirements. The annual equity awards granted to our named executive officers vest over multi-year periods, consistent with current market practice and our retention objectives.

•

Use a Pay-for-Performance Philosophy. The majority of our named executive officers’ compensation is directly linked to corporate performance; we also structure their target total direct compensation opportunities with a significant long-term equity element, thereby making a substantial portion of each named executive officer’s target total direct compensation dependent upon our stock price performance. Because the majority of our named executive officers’ compensation is in the form of variable, “at-risk” pay, our named executive officers are incentivized to drive financial performance and further enhance their focus on long-term growth.

•

Compensation Recovery (“Clawback”) Policy. We maintain a policy that provides that if our financial statements are adjusted to correct an error that has a material impact on our financial statements and our Board determines that a current or former executive officer engaged in fraud or intentional misconduct that materially contributed to the need for such restatement, then we may recoup or require forfeiture of any of such executive officer’s incentive-based cash or equity compensation granted or received during the three-year period preceding such restatement that is in excess of any compensation that would have been earned by such executive officer based upon the restated financial results.

•

“Double-Trigger” Change in Control Arrangements. Under our Severance and Change in Control Plan, all change in control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid).

WHAT WE DO NOT DO

•

No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any nonqualified deferred compensation plans or arrangements to our named executive officers other than the plans and arrangements that are available to all employees. Our named executive officers are eligible to participate in our tax-qualified Section 401(k) retirement savings plan (“Section 401(k) Plan”) on the same basis as our other employees.

•	Perquisites. We provide only limited recurring perquisites or other personal benefits to our named executive officers.

•

No Excise Tax Payments on Change in Control Compensation Arrangements. We do not provide any “golden parachute” excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

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•

No Special Health or Welfare Benefits. We do not provide our named executive officers with any unique or special health or welfare benefit programs. They participate in our broad-based employee programs on the same basis as our other full-time, salaried employees.

•

No Hedging or Pledging of our Equity Securities. Under our Insider Trading Policy, we prohibit our employees, including our named executive officers and the members of our Board, from hedging our securities. Prior to October 2022, we permitted using or pledging securities as collateral in a margin account or as collateral for a loan for up to 40% of the number of an individual’s vested and outstanding Peloton securities, subject to the sole discretion of the Insider Trading Policy Administrators. In October 2022, our Insider Trading Policy was updated to, among other things, prohibit pledging of our securities on a prospective basis.

STOCKHOLDER ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

At our 2020 Annual Meeting of Stockholders, we conducted a non-binding stockholder advisory vote on the frequency (commonly known as a “Say-on-Frequency” vote) of future non-binding stockholder advisory votes on the compensation of our named executive officers (commonly known as a “Say-on-Pay” vote). Our stockholders expressed a preference for holding future Say-on-Pay votes on a triennial, rather than an annual or biennial, basis. In recognition of this preference and other factors considered, our Board determined that, until the next Say-on-Frequency vote, we will hold triennial Say-on-Pay votes. Our most recent Say-On-Pay vote was held at our 2021 Annual Meeting of Stockholders, and following the Annual Meeting to which this Proxy Statement relates, our next Say-on-Pay vote will take place at our 2024 Annual Meeting of Stockholders.

At our 2021 Annual Meeting of Stockholders, we conducted our first Say-on-Pay vote. Approximately 83.3%of the votes cast approved our executive compensation program for Fiscal 2021. Our Board and the compensation committee consider the result of the Say-on-Pay vote in determining the compensation of our named executive officers. Based on the level of support for our executive compensation program demonstrated by the result of this Say-on-Pay vote, among other factors, our Board and the compensation committee determined not to implement significant changes to our executive compensation program for Fiscal 2023.

We value the opinions of our stockholders. Our Board and the compensation committee will continue to consider the outcome of future advisory votes on the compensation of our named executive officers, as well as any feedback received throughout the year, when making compensation decisions for our executive officers.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

•	Provide market competitive compensation and benefit levels that will attract, motivate, reward, and retain a highly-talented team of executives within the context of responsible cost management;
•	Incentivize executives to model our values of putting Members first, operating with a bias for action, empowering teams of smart creatives, going far together, and being the best place to work;
•	Align the interests and objectives of our executives with those of our stockholders by linking their long-term incentive compensation opportunities to stockholder value creation; and
•	Offer total compensation opportunities to our executives that, while competitive, are internally consistent and fair.

Through Fiscal 2022, the compensation committee structured the annual compensation of our executive officers, including our named executive officers, using two principal elements: base salary and long-term incentive compensation opportunities in the form of equity awards. The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the

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                    EXECUTIVE COMPENSATION

interests of our executive officers and stockholders and to link pay with performance. More specifically, we seek to align our longer-term incentive compensation with the objective of enhancing stockholder value over the long term. We believe the use of equity awards strongly links the interests of our executive officers to the interests of our stockholders.

In addition, our total compensation packages must be competitive with other companies in our industry to ensure that we can continue to attract, motivate, reward, and retain the executive officers who we believe are critical to our success. Keeping this in mind, the compensation committee seeks to accomplish our executive compensation goals while maintaining appropriate levels of internal pay equity, both between our CEO and our other executive officers, and between our executive officers and other non-executive employees.

To date, the compensation committee has not adopted policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

COMPENSATION-SETTING PROCESS

ROLE OF THE COMPENSATION COMMITTEE

The compensation committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our executive officers. In addition, the compensation committee also makes recommendations to our Board for compensation programs for our non-employee members of our Board.

In carrying out its responsibilities, the compensation committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies, and makes decisions that it believes further our philosophy or align with developments in best compensation practices and reviews the performance of our executive officers when making decisions with respect to their compensation.

The compensation committee conducts an evaluation of our executive compensation program each year to determine if any changes are appropriate. In addition, the compensation committee conducts an annual review of the compensation arrangements of our executive officers, including our named executive officers, typically during the first quarter of the fiscal year.

During Fiscal 2022, we established the compensation committee sub-committee, or the CC subcommittee, consisting of the Chairperson of the compensation committee, and delegated authority to the CC subcommittee to grant a limited number of equity awards (subject to limitations) and perform related functions. The compensation committee separately delegated authority to the CEO and the Company’s chief people officer to grant a limited number of non-executive equity awards. The compensation committee delegated this authority to assist our Board and compensation committee in administering its duties with respect to the grant of equity awards.

SETTING TARGET TOTAL DIRECT COMPENSATION

The compensation committee reviews the compensation arrangements of our executive officers, including base salary levels and long-term incentive compensation opportunities at the beginning of each fiscal year, or more frequently as warranted.

The compensation committee does not rely upon a specific target or benchmark compensation to formulaically set the target total direct compensation of our executive officers, including our named executive officers. In making decisions about the compensation of our executive officers, the members of

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the compensation committee exercise their own judgment relying primarily on their general experience and subjective considerations of various factors, including the following:

•	our executive compensation program objectives;
•	our performance against the financial, operational, and strategic objectives established by the compensation committee and our Board;
•	each individual executive officer’s knowledge, skills, experience, qualifications, and tenure relative to other similarly situated executives at the companies in our compensation peer group;
•	the scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group;
•

the prior performance of each individual executive officer, based on a subjective assessment of their contributions to our overall performance, ability to lead their business unit or function and work as part of a team;

•	the potential of each individual executive officer to contribute to our long-term financial, operational, and strategic objectives;
•	our financial performance relative to our peers;
•

the compensation practices of our compensation peer group and selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of executive officer compensation levels based on an analysis of competitive market data;

•	the current economic value of each executive’s unvested equity and the ability of these unvested holdings to satisfy our retention objectives; and
•	the recommendations of our CEO with respect to the compensation of our other executive officers.

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The compensation committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions. In making their decisions, which are subjective in nature, the members of the compensation committee consider all of this information in view of their individual experience, knowledge of our company, knowledge of the competitive market, knowledge of each executive officer, and business judgment.

The compensation committee does not use benchmarking in a formulaic manner against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our executive officers. Instead, in making its determinations, with the assistance of an independent compensation consultant, the compensation committee reviews surveys and other publicly available information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment to gain a general understanding of market compensation levels.

ROLE OF MANAGEMENT

In discharging its responsibilities, the compensation committee works with members of our management, including our CEO. Our management assists the compensation committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The compensation committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation, and other compensation-related matters for our executive officers, including our named executive officers (except with respect to his own compensation), based on his evaluation of their performance for the prior fiscal year.

At the beginning of each fiscal year, our CEO reviews the performance of our other executive officers based on such individual’s level of success in accomplishing the business objectives established for them for the prior fiscal year and their overall performance during that year, and then shares these evaluations with, and makes recommendations to, the compensation committee for each element of compensation as described

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                    EXECUTIVE COMPENSATION

above. In Fiscal 2022, these reviews were conducted by our then-CEO, Mr. Foley. The annual individual business objectives for each executive officer are developed through mutual discussion and agreement between our CEO and the executive officers and are reviewed with our Board.

The compensation committee reviews and discusses our CEO’s proposals and recommendations and considers them as one factor in determining and approving the compensation of our executive officers. Our CEO also attends meetings of the compensation committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.

COMPENSATION CONSULTANT

Pursuant to its charter, the compensation committee has the authority to engage external advisors, including compensation consultants, legal counsel, and other advisors to assist it in discharging the responsibilities of our Board relating to the compensation of our executive officers, including our named executive officers. In Fiscal 2022, the compensation committee engaged Compensia, a national compensation consultant, to advise on various executive and director compensation-related matters, which included providing information, analysis, and other advice during Fiscal 2022, including assistance with the development of a compensation peer group.

Other than advising the compensation committee, neither Compensia nor any of its affiliates maintain any other direct or indirect business relationships with us or any of our subsidiaries. The compensation committee has considered the independence of Compensia, consistent with the requirements of Nasdaq, and has determined that Compensia is independent. Further, pursuant to SEC rules and Nasdaq listing standards, the compensation committee conducted a conflicts of interest assessment and determined there was no conflict of interest resulting from the services Compensia provided in Fiscal 2022. During Fiscal 2022, Compensia did not provide any services to us other than as described below and described under “Non-Employee Director Compensation” above, regarding executive and director compensation and broad-based plans that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.

During Fiscal 2022, Compensia worked with the compensation committee as requested and provided various services, including the following:

•	the review, analysis, and updating of our compensation peer group;
•

the review and analysis of the base salary levels and long-term incentive compensation opportunities of our executive officers, including our named executive officers, against competitive market data based on the companies in our compensation peer group and selected broad-based compensation surveys;

•

an analysis of competitive market data for the CEO position, which was based on compensation peer group data, compensation arrangements at various technology companies and the broader technology sector;

•	an analysis of competitive market data for the CFO position, which was based on compensation peer group data and the broader technology sector;
•	the review and analysis of the compensation arrangements of the non-employee members of our Board against competitive market data based on the companies in our compensation peer group;
•	the review and analysis of clawback policy practices; and
•	the review and assessment of the risk profile of our compensation programs.

COMPETITIVE POSITIONING

At the request of our management, Compensia developed an updated compensation peer group in July 2021 consisting of technology companies that were similar to us in terms of revenue, market capitalization, and industry focus to prepare a competitive market analysis of our executive compensation program. Subsequently, this compensation peer group was used by Compensia to prepare its competitive market analysis. This analysis was made available to the compensation committee for purposes of making decisions about the Fiscal 2022 compensation of our named executive officers in August 2021.

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In evaluating and updating the companies comprising the compensation peer group, Compensia considered the following primary criteria:

•	companies with a primary focus on the fitness lifestyle or high-growth technology companies with a strong consumer orientation;
•	companies with similar revenues – within a range of approximately 0.5x to approximately 2.0x our last four fiscal quarters’ revenues of approximately $2.95 billion; and
•	companies with similar market capitalization – within a range of approximately 0.3x to approximately 3.0x our 30-day average market capitalization of $40.5 billion as of March 5, 2021.

After a review of the peer group companies, the compensation committee elected to make the following changes to our peer group for Fiscal 2022 due primarily to changing revenue and market cap ranges:

•	Added Autodesk, Cadence Design Systems, Doordash, Electronic Arts, Match Group, Pinterest, Snap, Synopsys, Take-Two Interactive Software, Twitter, and Zoom Video Communications.
•	Removed GrubHub, Inc., Proofpoint, RealPage, Slack Technologies, Zendesk, and Zynga.

The companies comprising the Fiscal 2022 compensation peer group were as follows:

AUTODESK	ROKU, INC.
CADENCE DESIGN SYSTEMS	SNAP
DOCUSIGN	SPLUNK
DOORDASH	SYNOPSYS
ELECTRONIC ARTS	TAKE-TWO INTERACTIVE SOFTWARE
GODADDY	TWILIO
MATCH GROUP	TWITTER
OKTA	WORKDAY
PINTEREST	ZILLOW GROUP
RINGCENTRAL	ZOOM VIDEO COMMUNICATIONS

The compensation committee used data drawn from the companies in our compensation peer group, as well as data from a custom data cut of all 20 peer companies drawn from the Radford Global Technology Survey and a broad survey cut covering U.S.-based technology companies with revenue between $3 billion and $5 billion from the Radford Global Technology Survey where insufficient data was reported in custom peer survey, to evaluate and analyze the competitive market when determining the total direct compensation of our named executive officers, including base salary and long-term incentive compensation opportunities in the form of equity awards.

The compensation committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. The compensation committee intends to review our compensation peer group annually and make adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

COMPENSATION ELEMENTS

The principal elements of our Fiscal 2022 executive compensation program are described in detail below. The compensation committee considers the factors described under “Compensation-Setting Process–Setting Target Total Direct Compensation” above to determine the form and amount of each element of compensation both for our CEO and our executive officers, including our other named executive officers.

BASE SALARY

Base salary represents the fixed portion of the compensation of our executive officers and is an important element of compensation intended to attract and retain highly talented individuals and motivate top-tier

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performance through individual contributions. Generally, we use base salary to provide each executive officer, including each named executive officer, with a specified level of cash compensation during the year with the expectation that they will perform their responsibilities to the best of their ability and in our best interests.

In August 2021, the compensation committee determined to maintain the annual base salaries of each of our Fiscal 2021 named executive officers at their Fiscal 2021 level, except in the case of Mr. Cortese, whose base salary was increased to $600,000. The compensation committee determined to increase Mr. Cortese’s base salary in order to align his compensation with market compensation of similar roles within our peer group companies, in particular taking into account the elimination of our bonus program in Fiscal 2022.

The base salaries of our named executive officers for Fiscal 2021 (as applicable) and Fiscal 2022 were as follows:

NAMED EXECUTIVE OFFICER	FISCAL 2021 BASE SALARY	FISCAL 2022 BASE SALARY

MR. MCCARTHY	N/A	$1,000,000

MS. CODDINGTON	N/A	$1,000,000

MR. FOLEY	$1,000,000	$1,000,000

MR. CORTESE	$500,000	$600,000

MR. KUSHI	$750,000	$750,000

MR. CORNILS	N/A	$453,750	(1)

MS. WOODWORTH	$750,000	$750,000

MR. LYNCH	$1,000,000	$1,000,000

(1)	Mr. Cornils’ salary was paid in Pounds sterling, and the amount set forth in the table above uses a conversion rate of 1.21 U.S. Dollars to 1.00 British Pound as of June 30, 2022.

The actual base salaries paid to our named executive officers with respect to Fiscal 2022 are set forth in the “Fiscal 2022 Summary Compensation Table” below.

LONG-TERM INCENTIVE COMPENSATION

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. In Fiscal 2022, we granted the following types of equity awards to our named executive officers:

•

Regular bi-annual refresh grants (the “Refresh Grants”). The Refresh Grants are part of our regular practice of splitting annual equity awards for each fiscal year into two separate grants, the total value of which is intended to align with competitive market compensation. The Refresh Grants are awarded to incentivize and reward our executive officers, including our named executive officers, for long-term corporate growth based on the value of our Class A common stock and, thereby, to align their interests with the interests of our stockholders.

•

One-time “transition” equity awards (the “Transition Grants”), which were intended to compensate our executive officers for the compensation committee’s elimination of the annual bonus program for Fiscal 2022. The Transition Grants were intended to bridge the gap as we shifted from a program that included annual cash bonus opportunities to a program that relied more heavily on equity compensation opportunities with a longer vesting schedule.

•	“Together we go far” achievement equity awards (the “Together We Go Far Grants”), to reward and retain certain executive officers in light of our Restructuring Plan.
•	One-time RSU award to Mr. Cornils to reward him for high achievements during Fiscal 2021.
•

One-time Option grants to Mr. Cortese to incentivize and reward him for achievement of performance goals, the details of which are described further below under the heading “ — Additional Equity Awards for Mr. Cortese.”

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•

New hire equity grants to Mr. McCarthy and Ms. Coddington in connection with their commencement of employment with us, the details of which are described further below under the heading “ — New Hire Equity Awards.”

The realized value of each of these equity awards bears a direct relationship to our stock price, and, therefore, our compensation committee believes these awards are an incentive for our executive officers to create value for our stockholders over, in most cases, a multi-year period. Equity awards also help us retain our executive officers in a highly competitive market.

To date, the compensation committee has not applied a rigid formula in determining the size of these equity awards. The compensation committee determines the amount of the equity award for each executive officer, including each named executive officer, after taking into consideration an analysis of market compensation data at the companies in our compensation peer group, the amount of equity compensation held by the executive officer at the time of grant (including the current economic value of their unvested equity and the ability of these unvested holdings to satisfy our retention objectives), if applicable, our contemplated equity budget and potential award ranges for our employees, including our executive officers, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the companies in our compensation peer group, the potential voting power dilution to our stockholders (our “overhang”) in relation to the companies in our compensation peer group, the recommendations of our CEO (except with respect to his own equity award), and the other relevant factors described in “Compensation-Setting Process–Setting Target Total Direct Compensation” above.

Another aspect of our long-term incentive compensation program for Fiscal 2022 was our Employee Equity Choice Program, which allows all equity award recipients to elect the form of equity award granted to them under the 2019 Plan. Recipients may elect to receive an equity award either in the form of Options or RSU awards. Specifically, under the Employee Equity Choice Program, employees and our executive officers who were selected by the compensation committee to receive an equity award could chose the form of the equity award as follows:

•	100% of the grant value of the equity award in the form of an Option;
•	50% of the grant value of the equity award in the form of an Option and 50% of the grant value of the equity award in the form of an RSU award; or
•	100% of the grant value of the equity award in the form of an RSU award.

If an eligible employee did not make a timely election as to the form of their equity award, 100% of the grant value of such employee’s equity award will be granted in the form of an Option.

Our named executive officers had the ability to participate in the Employee Equity Choice Program with respect to all equity awards granted to them in Fiscal 2022 (except with respect to Mr. McCarthy’s new hire equity grant, which was designated as an Option in his offer letter). In August 2022, we decided to discontinue the Employee Equity Choice Program such that, beginning in September 2022, all equity grants will be granted in the form of RSU awards.

Below we describe in further details the equity awards we granted to our named executive officers during Fiscal 2022.

August 2021 Equity Awards

In August 2021, the compensation committee determined to grant Mr. Cornils a one-time award of RSUs to reward him for his high individual achievements during Fiscal 2021. The total value of the RSUs awarded to Mr. Cornils was $600,559, which resulted in the grant of 5,918 RSUs on August 30, 2021.

September 2021 Equity Awards

In September 2021, the compensation committee approved the grant to our named executive officers of the first bi-annual Refresh Grants and the Transition Grants. The table set forth below indicates, for each named

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executive officer who was employed by the Company in September 2021, the value of the named executive officer’s Refresh Grant and Transition Grant (computed in accordance with FASB Accounting Standards Codification Topic 718, or FASB ASC Topic 718), and the form of equity vehicle selected by the named executive officer pursuant to the Employee Equity Choice Program.

NAMED EXECUTIVE OFFICER	FORM OF EQUITY AWARD	VALUE OF REFRESH GRANTS($)	VALUE OF TRANSITION GRANTS($)

MR. FOLEY	Stock Option	$12,353,519	$2,737,633

MR. LYNCH	RSU Award	$6,000,999	$3,233,393

MS. WOODWORTH	Stock Option	$5,000,024	$2,712,710

MR. CORTESE	Stock Option	$—	$1,266,720

MR. KUSHI	Stock Option	$5,000,024	$2,712,710

MR. CORNILS	Stock Option	$4,500,013	$1,038,807

The Refresh Grants vest (and, in the case of Options, become exercisable) over a four-year period, with 1/16th of the total number of shares of our Class A common stock subject to the equity award vesting quarterly, in each case, for so long as the named executive officer continues to provide services to us on such date. Quarterly vesting will occur on each of February 15th, May 15th, August 15th, and November 15th following the vesting commencement date. The vesting commencement date for the Refresh Grants is the grant date of the award, September 1, 2021.

The Transition Grants vest (and, in the case of Options, become exercisable) over a three-year period, with 1/12th of the total number of shares of our Class A common stock subject to the equity award vesting quarterly, in each case, for so long as the named executive officer continues to provide services to us on such date. Quarterly vesting will occur on each of February 15th, May 15th, August 15th, and November 15th following the vesting commencement date. The vesting commencement date for the Transition Grants is the grant date of the award, September 1, 2021.

March 2022 Equity Awards

In March 2022, the compensation committee approved the grant to our named executive officers of the second bi-annual Refresh Grants and the Together We Go Far Grants. The table set forth below indicates, for each named executive officer who was employed by the Company in March 2022 (other than Mr. McCarthy and Mr. Foley), the value of the named executive officer’s Refresh Grant and Together We Go Far Grant (computed in accordance with FASB ASC Topic 718), and the form of equity vehicle selected by the named executive officer pursuant to the Employee Equity Choice Program. As discussed above, Mr. McCarthy did not receive a Refresh Grant or Together We Go Far Grant during Fiscal 2022 given that his new hire equity grant was intended to be granted in lieu of any additional equity awards for approximately four years.

NAMED EXECUTIVE OFFICER	FORM OF EQUITY AWARD	VALUE OF REFRESH GRANTS($)	VALUE OF TOGETHER WE GO FAR GRANTS($)

MS. WOODWORTH	RSU Award	$2,443,541	$2,443,541

MR. CORTESE	Stock Option	$3,500,009	$3,500,009

MR. KUSHI	Stock Option	$2,500,009	$2,500,009

MR. CORNILS	RSU Award	$2,850,798	$2,850,798

Both the Refresh Grants and the Together We Go Far Grants vest (and, in the case of Options, become exercisable) over a four-year period, with 1/16th of the total number of shares of our Class A common stock

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subject to the award vesting quarterly, in each case, for so long as the named executive officer continues to provide services to us on such date. Quarterly vesting will occur on each of February 15th, May 15th, August 15th, and November 15th following the vesting commencement date. The vesting commencement date for each of the Refresh Grants and the Together We Go Far Grants is the grant date of the award, March 1, 2022.

Additional Equity Awards for Mr. Cortese

In June 2021, the compensation committee approved the grant to Mr. Cortese of a time-based Option to purchase 41,827 shares of our Class A common stock (the “Cortese Time Option”) and a performance-based Option to purchase 41,690 shares of our Class A common stock (the “Cortese Performance Option”), which Options together were valued at $4,563,039 on the date of grant. These awards were intended to motivate and retain Mr. Cortese and would in part supplant his September 2021 Refresh Grant.

The Cortese Time Option vests and becomes exercisable over a four-year period, with 1/16th of the total number of shares of our Class A common stock subject to the Option vesting quarterly, in each case, for so long as Mr. Cortese continued to provide services to us on such date. Quarterly vesting of the Cortese Time Option will occur each of February 15th, May 15th, August 15th, and November 15th following the Vesting Commencement Date. The vesting commencement date of the Cortese Time Option is the grant date of the award, July 1, 2021.

The Cortese Performance Option was to become eligible to vest (the “Eligible Shares”) if we achieved the following performance metrics, subject to Mr. Cortese’s continuous service on the related certification date: (A) 50% of the shares subject to the Cortese Performance Option were to become Eligible Shares if a pre-established number of Tread units had been produced and shipped by us from inception of production of such units through September 30, 2021 (the “September 2021 Shares”) and (B) the other 50% of the shares subject to the Cortese Performance Option were to become Eligible Shares if a pre-established number of Tread units had been produced and shipped by us from November 1, 2021 through December 31, 2021 (the “December 2021 Shares”). Any Eligible Shares would then vest and become exercisable, in whole or in part, if Mr. Cortese remained in continuous service through the quarterly vesting schedule over four years.

In October 2021, the compensation committee determined that the performance goal under the Cortese Performance Option for the September 2021 Shares had not been met and, therefore, that none of the shares of our Class A common stock subject to that performance metric had become Eligible Shares. However, in part in recognition of managing macro supply chain disruptions under extraordinary circumstances, and ultimately reaching the performance goal on a slightly delayed time frame, the compensation committee determined to grant Mr. Cortese an Option to purchase 23,089 shares of our Class A common stock (the “Additional Cortese Option”), which vests as to 1/16th of the total number of shares of our Class A common stock quarterly, for so long as Mr. Cortese continues to provide services to us on such date. Quarterly vesting would occur on each February 15th, May 15th, August 15th, and November 15th following the vesting commencement date. The vesting commencement date for Cortese Additional Option is the grant date of the award, November 15, 2021.

Additionally, in January 2022, the compensation committee determined that the performance goal under the Cortese Performance Option for the December 2021 Shares had not been met and therefore, that none of the shares of our Class A common stock subject to that performance metric had become Eligible Shares. Thus, Mr. Cortese is no longer eligible to earn the Cortese Performance Option but remains eligible to vest in the Cortese Time Option and the Additional Cortese Option subject to his continued employment with us through the applicable vesting dates.

New Hire Equity Awards

In February 2022, in connection with his appointment as our CEO and President, Mr. McCarthy was granted an Option to purchase 8,000,000 shares of our Class A common stock (the “McCarthy Option”). The McCarthy Option will vest and become exercisable over four years, with 1/48th vesting on each monthly anniversary of the vesting commencement date, February 9, 2022, subject to Mr. McCarthy continuing to

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                    EXECUTIVE COMPENSATION

provide service to us on each vesting date. The McCarthy Option was intended to be in lieu of granting any additional compensatory equity awards to Mr. McCarthy for approximately four years.

In June 2022, in connection with her appointment as our Chief Financial Officer, Ms. Coddington was granted an equity award in respect of our Class A common stock valued at $9,000,000 on the date of grant, which Ms. Coddington elected pursuant to the Employee Equity Choice Program to receive in the form of both an Option and RSUs (collectively, the “Coddington Equity Awards”), with each award valued at $4,500,000. The Coddington Equity Awards will vest and, as applicable, become exercisable, with respect to 25% of the shares of Class A common stock underlying the Coddington Equity Awards on June 13, 2023, and as to 1/16th of the shares of Class A common stock underlying the Coddington Equity Award on quarterly anniversaries thereafter, for so long as Ms. Coddington continues to provide services to us on such date. Quarterly vesting will occur on the first trading day on or after each of June 13th, September 13th, December 13th, and March 13th following the vesting commencement date. The vesting commencement date for the Coddington Equity Awards was June 13, 2022. The Coddington Equity Awards were intended to be granted in lieu of the two bi-annual Refresh Grants that would typically be granted to Ms. Coddington in respect of her first year of service.

HEALTH AND WELFARE BENEFITS

Our executive officers, including our named executive officers, are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, and commuter benefits.

We also maintain a Section 401(k) Plan, that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Participants may make pre-tax contributions to the Section 401(k) Plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Internal Revenue Code of 1986, as amended, or the “Code.” An employee’s interest in their pre-tax deferrals is 100% vested when contributed. As a tax-qualified retirement plan, contributions to the Section 401(k) Plan are deductible by us when made, and contributions and earnings on those amounts are generally not taxable to the employees until withdrawn or distributed from the plan. In Fiscal 2022, we matched the Section 401(k) Plan contributions for all employees who contributed to the Section 401(k) Plan, including our executive officers. Specifically, we matched 100% of an employee’s contributions up to a maximum of either the lesser of 4% of contributions or $20,500 in calendar year 2022.

We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

PERQUISITES AND OTHER PERSONAL BENEFITS

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant recurring perquisites or other personal benefits to our executive officers, including our named executive officers, except as generally made available to all our employees, or in situations where we believe it is appropriate to assist an individual in the performance of their duties, to make our executive officers more efficient and effective, to ensure their safety and security, or for recruitment and retention purposes. Such perquisites may include reimbursement of commuting expenses and long-term disability coverage. In Fiscal 2022, in connection with their commencement of employment with us, we agreed to reimburse Mr. McCarthy and Ms. Coddington for relocation expenses and legal fees in connection with negotiating their offer letters and related documentation. Our compensation committee determined to provide these perquisites for recruitment purposes.

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                    EXECUTIVE COMPENSATION

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be fully disclosed in accordance with SEC disclosure requirements and, as applicable, subject to periodic review by the compensation committee.

EMPLOYMENT ARRANGEMENTS

With respect to Fiscal 2022, we were parties to written employment offer letters with our CEO and each of our other named executive officers (other than Mr. Kushi). We believe that these arrangements were necessary to induce these individuals to forgo other employment opportunities or leave their then-current employer for the uncertainty of a demanding position in a new and unfamiliar organization.

Each of these employment offer letters provides for “at will” employment (meaning that either we or the named executive officer may terminate the employment relationship at any time without cause) and sets forth the initial compensation arrangements for the named executive officer, including an initial base salary, participation in our employee benefit programs, and, in some instances, a recommendation for an equity award in the form of an option to purchase shares of our Class A common stock and various perquisites.

For detailed descriptions of the employment offer letters we maintained with our named executive officers during Fiscal 2022, see “Offer Letters” below.

POST-EMPLOYMENT COMPENSATION

Each of our named executive officers has entered into a participation agreement under our Severance Plan, which provides certain protections in the event of their involuntary termination of employment under specified circumstances, including following a change in control of our Company. The provisions of the Severance Plan supersede the post-employment compensation provisions contained in our named executive officers’ employment offer letters.

These arrangements provide reasonable compensation to a named executive officer if they leave our employ under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing named executive officer to execute (and not revoke) a general release of claims acceptable to us, and agreeing to be bound by certain restrictive covenants, as a condition to receiving post-employment compensation payments or benefits. We also believe that these arrangements help maintain our named executive officers’ continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of our Company.

In determining payment and benefit levels under the various circumstances triggering post-employment compensation provisions under the Severance Plan, the compensation committee has drawn a distinction between (i) voluntary terminations of employment without good reason or terminations of employment for cause and (ii) terminations of employment without cause or voluntary terminations of employment for good reason. Payment in the latter circumstances has been deemed appropriate in light of the benefits described in the prior paragraph, as well as the likelihood that the named executive officer’s departure is due, at least in part, to circumstances not within their control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either performance challenges or an affirmative decision by the named executive officer to end their relationship without fault by our Company.

All payments and benefits under the Severance Plan in the event of a change in control of our Company are payable only if there is a loss of employment by a named executive officer during the “change in control period” (a so-called “double-trigger” arrangement). Under their employment letters, the “change in control period” for Mr. McCarthy and Ms. Coddington includes the 120-day period immediately prior to a “change in control” (as defined in the Severance Plan), in addition to the 12-month period following a change in control of the Company (which period applies to all other participants in the Severance Plan). In the case of the

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                    EXECUTIVE COMPENSATION

acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of our Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.

In the event of a change in control of our Company, to the extent Section 280G or 4999 of the Code is applicable to a named executive officer, such individual is entitled to receive either payment of the full amounts specified in the Severance Plan to which they are entitled or payment of such lesser amount that does not trigger the excise tax imposed by Section 4999, whichever results in him or her receiving the greatest after-tax amount.

We believe that having in place reasonable and competitive post-employment compensation arrangements in the event of a change in control of our Company are essential to attracting and retaining highly-qualified executive officers. The compensation committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining the annual compensation for our executive officers. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.

For a summary of the material terms and conditions of the post-employment compensation arrangements we maintained with our named executive officers during Fiscal 2022, as well as an estimate of the potential payments and benefits that certain named executive officers would have been eligible to receive if a hypothetical change in control or other trigger event had occurred on June 30, 2022, see “Potential Payments Upon Termination or Change in Control” below.

In connection with their departures, we entered into severance or transition agreements with each of our named executive officers who departed in Fiscal 2022 or Fiscal 2023. The material terms of these agreements are described below under “Offer Letters.”

OTHER COMPENSATION POLICIES

EQUITY GRANTING POLICY

We maintain an equity award granting policy which provides as follows:

•

In the case of a newly-hired employee, the effective date of grant of an equity award, or grant date, will be the first day of the month (or if such date is not a trading day, on the next trading day) immediately following the date on which the compensation committee approves the grant, or such other date as approved by the compensation committee with advice of legal counsel. All grants are conditioned on the employee being an employee with us on the grant date. In addition, the vesting commencement date for any such new-hire grant will be the newly hired employee’s hire date.

•

In the case of an equity award granted for “refresh,” promotion, or other discretionary purposes, the effective date of grant will be the first day of the month (or if such date is not a trading day, on the next trading day) immediately following the date on which the compensation committee approves the grant; provided, however, that if such date falls within a trading blackout period, then the grant date will be on the next trading day immediately following the public dissemination of the information giving rise to the blackout period, or such other date as approved by the compensation committee with advice of legal counsel.

•

The exercise price of any option to purchase shares of our Class A common stock or any stock appreciation right to purchase shares of our Class A common stock will be the closing price of our Class A common stock on the grant date on the principal national securities exchange on which our Class A common stock is listed or admitted to trade.

CLAWBACK POLICY

In January 2022, the compensation committee adopted a clawback policy which provides that if any incentive-based cash compensation or equity awards granted to a current or former executive officer is

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                    EXECUTIVE COMPENSATION

predicated upon us achieving certain financial results, and (i) if our financial statements are adjusted to correct an error that has a material impact on the our financial statements and (ii) our Board determines that an executive officer engaged in fraud or intentional misconduct that materially contributed to the need for such restatement, then our Board or the compensation committee shall, in such circumstances as it deems appropriate, recoup or require forfeiture of any of such executive officer’s incentive-based cash or equity compensation granted or received during the three-year period preceding such restatement that is in excess of any compensation that would have been earned by such executive officer based upon the restated financial results.

HEDGING AND PLEDGING RESTRICTIONS

Our Insider Trading Policy prohibits our employees (including our executive officers) and the non-employee members of our Board from engaging in transactions involving options or other derivative securities on our securities, such as puts and calls, whether on an exchange or in any other market (provided, however, that such individuals may exercise compensatory equity grants issued by us). In addition, our Insider Trading Policy prohibits our employees (including our executive officers) and the non-employee members of our Board from engaging in hedging or monetization transactions involving our securities, such as zero-cost collars and forward sale contracts or contributing our securities to exchange funds that could be interpreted as having the effect of hedging in our securities. Finally, beginning in October 2022, our Insider Trading Policy prohibits our employees (including our executive officers) and the non-employee members of our Board from using or pledging our securities as collateral in a margin account or as collateral for a loan. Prior to October 2022, pledging was allowable if the pledge had been approved by our Insider Trading Policy Administrators, in their sole discretion, provided that an individual only pledged up to 40% of the number of such individual’s vested and outstanding Peloton securities. For additional information, see the section titled “Security Ownership of Certain Beneficial Owners and Management.”

RULE 10B5-1 SALES PLANS

Our Insider Trading Policy requires that each of our directors, executive officers, and certain other senior level persons who have been designated as having regular access to material nonpublic information about our Company in the normal course of their duties must conduct any open market sales or purchases of our securities only through use of stock trading plans adopted pursuant to Rule 10b5-1 of the Exchange Act. Rule 10b5-1 provides a way for insiders to buy and sell our securities over a designated period by adopting pre-arranged stock trading plans entered into during an open trading window and at a time when they were not aware of material nonpublic information regarding the Company; following a cooling off period from after the adoption of a plan until at least the beginning of the next open trading window, their shares of our Class A common stock are sold in accordance with the terms of their stock trading plans without regard to whether or not they are in possession of material nonpublic information about the Company at the time of the sale. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director, executive officer, or other senior level person when entering into the plan, without further direction from such insider.

ACCOUNTING FOR STOCK-BASED COMPENSATION

We follow FASB ASC Topic 718, Compensation—Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all stock-based payments made to our employees and the non-employee members of our Board, including options to purchase shares of our Class A common stock and other stock-based awards, based on the grant date “fair value” of these awards. This calculation is performed for financial accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our stock-based compensation awards in our statement of operations over the period that a recipient is required to render services in exchange for the stock option or other award.

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                    EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporated by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act. Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE

Jay Hoag, Chair

Angel Mendez

Pamela Thomas-Graham

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                    EXECUTIVE COMPENSATION

FISCAL 2022 SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation to each of our named executive officers for all services rendered in all capacities during the last three or fewer fiscal years during which such individuals were named executive officers.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	ALL OTHER COMPENSATION ($)		TOTAL ($)

JOHN FOLEY Former Executive Chairman and Former Chief Executive Officer	2022	1,000,000	—	15,091,152	—	—		16,091,152
	2021	1,000,000	—	16,800,028	—	—		17,800,028
	2020	974,359	—	8,882,408	1,500,000	—		11,356,767

BARRY MCCARTHY Chief Executive Officer	2022	357,692	—	167,628,328	—	87,400	(3)	168,073,420

JILL WOODWORTH Former Chief Financial Officer	2022	738,462	4,887,084	7,712,734	—	41,492	(4)	13,379,772
	2021	750,000	—	7,888,069	—	2,308		8,640,377
	2020	730,769	—	5,329,445	1,125,000	—		7,185,214

LIZ CODDINGTON Chief Financial Officer	2022	19,231	3,435,223	4,500,002	—	—		7,954,456

WILLIAM LYNCH Former President	2022	642,308	9,442,478	5,602,005	—	1,049,031	(5)	16,735,822
	2021	1,000,000	—	11,362,056	—	21,263		12,383,319
	2020	974,359	—	7,698,087	1,500,000	33,050		10,205,496

THOMAS CORTESE Chief Product Officer	2022	580,769	—	13,970,569	—	18,648	(6)	14,569,986
	2021	500,000	—	8,496,068	—	19,115		9,015,183
	2020	487,180	—	4,737,284	750,000	12,184		5,986,648

HISAO KUSHI Chief Legal Officer and Secretary	2022	750,000	—	12,712,750	—	16,624	(7)	13,479,374
	2021	750,000	—	7,888,069	—	133,704		8,771,773
	2020	730,769	—	5,329,445	1,125,000	81,016		7,266,230

KEVIN CORNILS Chief Commercial Officer	2022	433,936	6,302,155	5,538,820	—	—		12,274,911

(1)

The amounts reported in the Salary column represent salary for the applicable year. Salary amounts for Mr. McCarthy, Ms. Woodworth, Ms. Coddington, and Mr. Lynch have been prorated to reflect a partial year of service in Fiscal 2022. For additional information regarding the named executive officer transitions that occurred in Fiscal 2022 and Fiscal 2023, see “Compensation Discussion and Analysis.” Mr. Cornils’ salary was paid in Pounds sterling, and the amount reported uses a conversion rate of 1.21 U.S. Dollars to 1.00 British Pound as of June 30, 2022.

(2)

The amounts reported in the Stock Awards and Option Awards columns represent the grant date fair value of the RSU and Option awards granted to our named executive officers during Fiscal 2022 as computed in accordance with FASB Accounting Standards

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                    EXECUTIVE COMPENSATION

Codification Topic 718, or FASB ASC Topic 718. The amount reported in the Option Awards column for Mr. Cortese includes the grant date fair value of the performance-based stock option granted to Mr. Cortese on July 1, 2021, assuming achievement at maximum performance, and excluding the effect of estimated forfeitures. The amounts reported in the Stock Awards and Option Awards column for Mr. Lynch include the value of the RSU and Option awards granted to him in Fiscal 2022 when he served as our President, as well as an initial equity grant (pro-rated for partial year of service) in connection with his commencement of service as a member of our Board on February 8, 2022. Additionally, the amount reported In the Option Awards column for Mr. Lynch includes $5,468,425 which represents the incremental fair value of award modifications to all of Mr. Lynch’s outstanding Options deemed to have occurred in connection with his termination of employment pursuant to the Severance Plan, as computed in accordance with FASB ASC Topic 718, which extended the exercise period of his Options until the twelve-month anniversary of his employment termination date. The amount reported in the Stock Awards column for Mr. Lynch includes $27,587 which represents the incremental fair value of award modifications to all of Mr. Lynch’s RSUs deemed to have occurred in connection with Mr. Lynch’s termination of service from our Board, as computed in accordance with FASB ASC Topic 718. There was no incremental fair value associated with the accelerated vesting of Mr. Lynch’s outstanding Options and RSUs that occurred in connection with his termination of employment and there was no incremental fair value associated with the modification of Mr. Lynch’s board Options in connection with his termination of service.

All amounts reported in these columns, including with respect to any incremental fair value, are non-cash amounts. The assumptions used in calculating the grant date fair value of the RSUs and Option awards reported in the Stock Awards and Option Awards columns are set forth in Note 15 of the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended June 30, 2022 filed with the SEC on September 7, 2022. These amounts do not reflect the actual economic value realized by our named executive officers, which will vary depending on the performance of our Class A common stock. For additional information, see “ —Fiscal 2022 Outstanding Equity Awards at Fiscal Year-End Table.”

(3)

The amount reported includes: (i) $29,400 for the cost of legal fees incurred by Mr. McCarthy in connection with the negotiation of his employment offer letter, which fees were reimbursed by the Company in accordance with the terms of his employment offer letter, (ii) $50,308 reimbursements for expenses incurred while commuting between Mr. McCarthy’s primary residence in California and our corporate headquarters in New York, prior to Mr. McCarthy’s relocation to New York, and (iii) $7,692 for Section 401(k) Plan matching contributions.

(4)

The amount reported includes: (i) $3,462 for Section 401(k) Plan matching contributions, (ii) $37,500 for consulting fees for services rendered in Fiscal 2022, and (iii) $530 in long term disability premiums.

(5)

The amount reported includes: (i) $4,323 for Section 401(k) Plan matching contributions, (ii) $10,578 in reimbursements for expenses incurred while commuting between Mr. Lynch’s primary residence and our corporate headquarters in New York, and (iii) $1,034,130 for base salary continuation and Company-paid health continuation benefits pursuant to the Severance Plan in accordance with Mr. Lynch’s termination of employment, including tax gross-up payments by the Company to cover the taxes owed by Mr. Lynch in connection with the Company’s provision of such benefits in the amount of $802.04.

(6)

The amount reported includes (i) $11,909 for Section 401(k) Plan matching contributions (ii) $6,338 for the Company’s reimbursement of commuting expenses and other travel related costs incurred in connection with COVID-19 and security concerns, and (iii) $401 in a long term disability premiums.

(7)

The amount reported includes: (i) $12,200 for Section 401(k) Plan matching contributions (ii) $3,616 in reimbursements for expenses incurred while commuting between Mr. Kushi’s primary residence in California and our corporate headquarters in New York, and (iii) $808 in long term disability premiums.

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                    EXECUTIVE COMPENSATION

FISCAL 2022 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information concerning each grant of an award made in Fiscal 2022 for each of our named executive officers under any compensation plan. This information supplements the information about these awards set forth in the Summary Compensation Table.

NAME	TYPE OF AWARD	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(1)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)(2)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(3)
			THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

JOHN FOLEY	Options(4)	9/1/2021	—	—	—	—	278,022	100.04	12,353,519
	Options(5)	9/1/2021	—	—	—	—	61,512	100.04	2,737,633

BARRY MCCARTHY	Options(6)	2/9/2022	—	—	—	—	8,000,000	38.77	167,628,328

LIZ CODDINGTON	Options(7)	6/13/2022	—	—	—	—	638,699	9.84	4,500,002
	RSU(7)	6/13/2022	—	—	—	349,108	—	—	3,435,223

JILL WOODWORTH	Options(4)	9/1/2021	—	—	—	—	112,528	100.04	5,000,024
	Options(5)	9/1/2021	—	—	—	—	60,952	100.04	2,712,710
	RSU(4)	3/1/2022	—	—	—	88,470	—	—	2,443,542
	RSU(4)	3/1/2022	—	—	—	88,470	—	—	2,443,542

WILLIAM LYNCH	RSU(4)	9/1/2021	—	—	—	59,986	—	—	6,000,999
	RSU(5)	9/1/2021	—	—	—	32,321	—	—	3,233,393
	RSU(8)	2/8/2022	—	—	—	4,843	—	—	180,499
	Option(8)	2/8/2022	—	—	—	—	7,010	37.27	133,580
	Option	2/8/2022	—	—	—	—	—	—	5,468,425(11)
	RSU	5/6/2022	—	—	—	—	—	—	27,587(12)

THOMAS CORTESE	Options(4)	7/1/2021	—	—	—	—	41,827	122.16	2,281,520
	Options(1)	7/1/2021	—	41,690	41,690	—	41,690	122.16	2,281,519
	Options(5)	9/1/2021	—	—	—	—	28,462	100.04	1,266,720
	Options(9)	11/15/2021	—	—	—	—	23,089	47.49	1,140,792
	Options(4)	3/1/2022	—	—	—	—	235,365	27.62	3,500,009
	Options(4)	3/1/2022					235,365	27.62	3,500,009

HISAO KUSHI	Options(4)	9/1/2021	—	—	—	—	112,528	100.04	5,000,024
	Options(5)	9/1/2021	—	—	—	—	60,952	100.04	2,712,710
	Options(4)	3/1/2022	—	—	—	—	168,118	27.62	2,500,008
	Options(4)	3/1/2022	—	—	—	—	168,118	27.62	2,500,008

KEVIN CORNILS	RSU(10)	8/30/2021	—	—	—	5,918	—	—	600,559
	Options(4)	9/1/2021	—	—	—	—	101,275	100.04	4,500,013
	Options(5)	9/1/2021	—	—	—	—	23,341	100.04	1,038,807
	RSU(4)	3/1/2022	—	—	—	103,215	—	—	2,850,798
	RSU(4)	3/1/2022	—	—	—	103,215	—	—	2,850,798

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                    EXECUTIVE COMPENSATION

(1)

These amounts reflect the threshold, target, and maximum number of shares subject to the performance-based Option granted to Mr. Cortese in July 2021, as described in “Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—Additional Equity Awards for Mr. Cortese.” Fifty percent of the shares subject to the Option were eligible to vest based on the Company’s production and shipment of a pre-established number of Tread units by September 30, 2021 and fifty percent of the shares subject to the option were eligible to vest based on the Company’s production and shipment of a pre-established number of Tread units during the period from November 1, 2021 through December 31, 2021. Any earned shares would then be subject to a quarterly vesting schedule over four years. However, as discussed above, the Company did not achieve either performance metric and therefore none of the shares subject to the Option became eligible to vest and were forfeited during Fiscal 2022.

(2)	Options were granted with an exercise price equal to 100% of the fair market value on the applicable date of grant.
(3)

Except as noted, the amounts reported in the Grant Date Fair Value of Stock and Option Awards column represent the grant date fair value of the RSU and Option awards granted to our named executive officers during Fiscal 2022 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSU and Option awards reported in the column are set forth in Note 15 to the consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on September 7, 2022. The amount reported with respect to Mr. Cortese’s performance-based Option assumes achievement at maximum performance and excludes the effect of estimated forfeitures. Note that the amounts reported in this column reflect the accounting cost for these RSU and Option awards, are non-cash amounts, and do not correspond to the actual economic value that may be received by our named executive officers from the RSUs and Option awards.

(4)

Vests quarterly at the rate of 1/16th of our Class A common stock underlying the RSU or Option award following the grant date, in each case subject to continued service. The RSU and Option awards are subject to acceleration upon certain events as described in “ —Potential Payments upon Termination or Change in Control.”

(5)

Vests quarterly at the rate of 1/12th of our Class A common stock underlying the RSU or Option award following the grant date, in each case subject to continued service. The RSU and Option awards are subject to acceleration upon certain events as described in “ —Potential Payments upon Termination or Change in Control.”

(6)

Vests monthly at the rate of 1/48th of our Class A common stock underlying the Option award following the grant date in each case subject to continued service. The Option is subject to acceleration upon certain events as described in “ —Potential Payments upon Termination or Change in Control.”

(7)

Vests as to 1/4th of our Class A common stock underlying the RSU or Option award on the one-year anniversary of the grant date, and as to 1/16th of our Class A common stock underlying the RSU or stock option award quarterly thereafter, in each case subject to continued service. The RSU and Option awards are subject to acceleration upon certain events as described in “ —Potential Payments upon Termination or Change in Control.”

(8)

Vests as to 1/4th of the total shares of our Class A common stock underlying the RSU award quarterly on each March 7, 2022, June 7, 2022, and September 7, 2022, with the final 1/4th vesting on the earlier of 1) December 7, 2022, and 2) the Annual Meeting. In connection with Mr. Lynch’s termination of service from our Board, we agreed to allow his equity awards to continue to vest in accordance with their original terms, notwithstanding any continued service requirement.

(9)

Vests as to 1/16th of our Class A common stock underlying the RSU or Option award on the grant date, with the remainder vesting quarterly thereafter in equal installments, in each case subject to continued service. The RSU and Option awards are subject to acceleration upon certain events as described in “ —Potential Payments upon Termination or Change in Control.”

(10)	Vests as to 100% of our Class A common stock underlying the RSU award on the grant date.
(11)

The amount reported reflects the incremental fair value of award modifications to all of Mr. Lynch’s outstanding Options deemed to have occurred in connection with Mr. Lynch’s termination of employment pursuant to the Severance Plan, as computed in accordance with FASB ASC Topic 718, which extended the exercise period of his Options until the twelve-month anniversary of his employment termination date. There was no incremental fair value associated with the accelerated vesting of Mr. Lynch’s outstanding Options and RSUs that occurred in connection with his termination of employment.

(12)

The amount reported reflects the incremental fair value of award modifications to all of Mr. Lynch’s RSUs deemed to have occurred in connection with Mr. Lynch’s termination of service from our Board, as computed in accordance with FASB ASC Topic 718. There was no incremental fair value associated with the modification of Mr. Lynch’s board Options in connection with his termination of service.

64	|	2022 PROXY STATEMENT

                    EXECUTIVE COMPENSATION

FISCAL 2022 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table presents, for each of the named executive officers, information regarding outstanding Option and RSU awards held as of June 30, 2022.

			OPTION AWARDS(1)				STOCK AWARDS(1)
NAME	GRANT DATE		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)

JOHN FOLEY	4/20/2016	(3)	2,676,923	—	1.664575	4/19/2026	—	—
	10/13/2017	(3)	1,400,000	—	2.89	10/12/2027	—	—
	4/2/2018	(3)	1,200,000	—	3.28	4/1/2028	—	—
	1/17/2019	(4)	3,100,000	—	8.82	1/16/2029	—	—
	2/28/2020	(5)	437,500	312,500	26.69	2/27/2030	—	—
	9/16/2020	(6)	107,958	138,802	82.59	9/15/2030	—	—
	3/1/2021	(6)	48,619	106,961	123.81	2/28/2031	—	—
	9/1/2021	(6)	52,129	225,893	100.04	8/31/2031	—	—
	9/1/2021	(7)	15,378	46,134	100.04	8/31/2031	—	—

BARRY MCCARTHY	2/9/2022	(5)	666,667	7,333,333	38.77	2/8/2032	—	—

LIZ CODDINGTON	6/13/2022	(8)	—	638,699	9.84	6/12/2032	—	—
	6/13/2022	(8)	—	—	—	—	349,108	3,204,811

JILL WOODWORTH	4/2/2018	(3)	1,400,000	—	3.28	4/1/2028	—	—
	1/17/2019	(4)	1,500,000	—	8.82	1/16/2029	—	—
	2/28/2020	(5)	262,500	187,500	26.69	2/27/2030	—	—
	9/16/2020	(6)	50,547	64,990	82.59	9/15/2030	—	—
	3/1/2021	(6)	22,892	50,361	123.81	2/28/2031	—	—
	9/1/2021	(6)	21,099	91,429	100.04	8/31/2031	—	—
	9/1/2021	(7)	15,238	45,714	100.04	8/31/2031	—	—
	3/1/2022	(6)	—	—	—	—	82,941	761,398
	3/1/2022	(6)	—	—	—	—	82,941	761,398

WILLIAM LYNCH	8/8/2017	(3)	27,594	—	2.89	2/8/2023	—	—
	4/2/2018	(3)	205,002	—	3.28	2/8/2023	—	—
	1/17/2019	(3)	2,567,119	—	8.82	2/8/2023	—	—
	2/28/2020	(3)	473,958	—	26.69	2/8/2023	—	—
	9/16/2020	(3)	104,304	—	82.59	2/8/2023	—	—
	3/1/2021	(3)	52,611	—	123.81	2/8/2023	—	—
	2/8/2022	(12)	3,505	3,505	37.27	2/8/2023	—	—
	2/8/2022	(12)	—	—	—	—	2,421	22,225

2022 PROXY STATEMENT	|	65

                    EXECUTIVE COMPENSATION

			OPTION AWARDS(1)				STOCK AWARDS(1)
NAME	GRANT DATE		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)

THOMAS CORTESE	7/13/2015	(3)	329,364	—	0.1875	7/12/2025	—	—
	4/20/2016	(3)	100,000	—	0.7525	4/19/2026	—	—
	10/13/2017	(3)	200,000	—	2.89	10/12/2027	—	—
	4/2/2018	(3)	400,000	—	3.28	4/1/2028	—	—
	1/17/2019	(4)	1,500,000	—	8.82	1/16/2029	—	—
	2/28/2020	(5)	233,333	166,667	26.69	2/27/2030	—	—
	9/16/2020	(6)	50,547	64,990	82.59	9/15/2030	—	—
	3/1/2021	(6)	26,411	58,103	123.81	2/28/2031	—	—
	7/1/2021	(6)	10,457	31,370	122.16	6/30/2031	—	—
	9/1/2021	(7)	7,116	21,346	100.04	8/31/2031	—	—
	11/15/2021	(9)	4,329	18,760	47.49	11/14/2031	—	—
	3/1/2022	(6)	14,710	220,655	27.62	2/28/2032	—	—
	3/1/2022	(6)	14,710	220,655	27.62	2/28/2032

HISAO KUSHI	10/13/2017	(3)	467,110	—	2.89	10/12/2027	—	—
	4/2/2018	(3)	400,000	—	3.28	4/1/2028	—	—
	1/17/2019	(4)	1,500,000	—	8.82	1/16/2029	—	—
	2/28/2020	(5)	262,500	187,500	26.69	2/27/2030	—	—
	9/16/2020	(6)	50,547	64,990	82.59	9/15/2030	—	—
	3/1/2021	(6)	22,892	50,361	123.81	2/28/2031	—	—
	9/1/2021	(6)	21,099	91,429	100.04	8/31/2031	—	—
	9/1/2021	(7)	15,238	45,714	100.04	8/31/2031	—	—
	3/1/2022	(6)	10,507	157,611	27.62	2/28/2032	—	—
	3/1/2022	(6)	10,507	157,611	27.62	2/28/2032

KEVIN CORNILS	10/26/2017	(3)	250,000	—	2.89	10/25/2027	—	—
	4/26/2019	(11)	80,000	120,000	14.59	4/25/2029	—	—
	4/26/2019	(4)	158,333	41,667	14.59	4/25/2029	—	—
	2/28/2020	(5)	233,333	166,667	26.69	2/27/2030	—	—
	9/16/2020	(6)	44,044	56,628	82.59	9/15/2030	—	—
	3/1/2021	(6)	19,835	43,638	123.81	2/29/2031	—	—
	9/1/2021	(6)	18,989	82,286	100.04	8/31/2031	—	—
	9/1/2021	(7)	5,835	17,506	100.04	8/31/2031	—	—
	3/1/2022	(6)	—	—	—	—	96,764	888,294
	3/1/2022	(6)	—	—	—	—	96,764	888,294

66	|	2022 PROXY STATEMENT

                    EXECUTIVE COMPENSATION

(1)

The Options and RSU awards granted on or after February 28, 2020, were granted under the 2019 Plan and are for shares of Class A common stock. All other outstanding Option awards were granted under the 2015 Plan and are for shares of Class B common stock.

(2)	Market value based on $9.18 per share, which was the closing market price of our Class A common stock on June 30, 2022, the last day of Fiscal 2022.
(3)	The Option award is 100% vested and exercisable.
(4)

Vests monthly at the rate of 1/48th of our Class B common stock underlying the Option award following the grant date, in each case subject to continued service. The Option awards are subject to acceleration upon certain events as described in “ —Potential Payments upon Termination or Change in Control.”

(5)

Vests monthly at the rate of 1/48th of our Class A common stock underlying the Option award following the grant date, in each case subject to continued service. The Option awards are subject to acceleration upon certain events as described in “ —Potential Payments upon Termination or Change in Control.”

(6)

Vests quarterly at the rate of 1/16th of our Class A common stock underlying the Option or RSU award following the grant date, in each case subject to continued service. The Option and RSU awards are subject to acceleration upon certain events as described in “ —Potential Payments upon Termination or Change in Control.”

(7)

Vests quarterly at the rate of 1/12th of our Class A common stock underlying the Option award following the grant date, in each case subject to continued service. The Option awards are subject to acceleration upon certain events as described in “ —Potential Payments upon Termination or Change in Control.”

(8)

Vests with respect to 1/4th of our Class A common stock underlying the Option or RSU award on the one-year anniversary of the grant date, and as to 1/16th of our Class A common stock underlying the Option or RSU award quarterly thereafter, in each case subject to continued service. The Option and RSU awards are subject to acceleration upon certain events as described in “ —Potential Payments upon Termination or Change in Control.”

(9)

Vests as to 1/16th of our Class A common stock underlying the Option award immediately upon the grant date, with the remainder vesting quarterly thereafter in equal installments, in each case subject to continued service. The Option award is subject to acceleration upon certain events as described in “ —Potential Payments upon Termination or Change in Control.”

(10)

Vests as to 1/4th of our Class B common stock underlying the Option award on the one-year anniversary of the grant date, and as to 1/48th of our Class B common stock underlying the Option award monthly thereafter, in each case subject to continued service. The Option award is subject to acceleration upon certain events as described in “ —Potential Payments upon Termination or Change in Control.”

(11)

Vests as to 40% of our Class B common stock underlying the Option award on the third anniversary of the grant date, 30% of our Class B common stock underlying the Option award on the fifth anniversary of the grant date, and 30% of our Class B common stock underlying the Option award on the seventh anniversary of the grant date. The Option award is subject to acceleration upon certain events as described in “ —Potential Payments upon Termination or Change in Control.”

(12)

Vests as to 1/4th of the total shares of our Class A common stock underlying the RSU award quarterly on each of March 7, 2022, June 7, 2022, and September 7, 2022, with the final 1/4th vesting on the earlier of 1) December 7, 2022, and 2) the Annual Meeting. In connection with Mr. Lynch’s termination of service from our Board, we agreed to allow his equity awards to continue to vest in accordance with their original terms, notwithstanding any continued service requirement.

2022 PROXY STATEMENT	|	67

FISCAL 2022 STOCK OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents, for each of our named executive officers, information regarding shares of our common stock acquired upon the exercise of Option awards, and shares of common stock subject to RSU awards that vested, in each case during fiscal year ended June 30, 2022.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)(2)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(3)

JOHN FOLEY	3,343,077	97,182,092

BARRY MCCARTHY	—	—	—	—

LIZ CODDINGTON	—	—	—	—

JILL WOODWORTH	50,000	5,113,320	11,058	175,490

WILLIAM LYNCH	96,332	9,655,796	34,635	1,174,216

THOMAS CORTESE	502,000	36,454,839	—	—

HISAO KUSHI	320,000	34,355,747	—	—

KEVIN CORNILS	20,000	2,415,400	18,820	805,313

(1)

These values assume that the fair market value of the Class B common stock underlying certain of the Option awards, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfers of such shares.

(2)

The aggregate value realized upon the exercise of an Option award represents the difference between the aggregate market price of the shares of our Class A common stock, or Class B common stock (where applicable, and as described in footnote (1) above, Class B common stock is assumed to be equal to our Class A common stock), on the date of exercise and the aggregate exercise price of the exercised Option award. In each case, the value realized is before payment of applicable taxes and brokerage commissions, if any.

(3)

The aggregate value realized upon the vesting of a RSU award is the closing price on the vesting date or if it is a non-business day, it is the closing price on the first business day following the vesting date. In each case, the value realized is before payment of applicable taxes and brokerage commissions, if any.

OFFER LETTERS

The following is a description of the offer letters or employment agreements we have entered into with our named executive officers. All of our named executive officers located in the United States are employed on an at-will basis, with no fixed term of employment. Each of our named executive officers will receive, or have received, benefits upon certain qualifying terminations of employment as described in the section titled “—Potential Payments upon Termination or Change in Control.”

JOHN FOLEY

Prior to his departure in September 2022, Mr. Foley, our former CEO and subsequently, former Executive Chair, was party to an offer letter with us dated September 9, 2019. Mr. Foley was an at-will employee. Mr. Foley’s annual base salary during Fiscal 2022 was $1,000,000.

In connection with Mr. Foley’s termination of employment, he entered into a founder transition agreement with us as described in the section titled “—Potential Payments upon Termination or Change in Control.”

BARRY MCCARTHY

Mr. McCarthy, our CEO and President, is a party to an offer letter with us dated February 7, 2022. Mr. McCarthy is an at-will employee. Mr. McCarthy’s annual base salary as of June 30, 2022 was $1,000,000. Mr. McCarthy’s offer letter provides for: (i) a stock option award to purchase 8,000,000 shares

68	|	2022 PROXY STATEMENT

                    EXECUTIVE COMPENSATION

of our Class A common stock (the “McCarthy Option”), (ii) up to $150,000 reimbursement in connection with relocation expenses, and (iii) up to $30,000 reimbursement of reasonable legal costs in connection with negotiating his offer letter and related agreements. Details regarding the McCarthy Option that was granted to Mr. McCarthy on February 9, 2022 are set forth in the section titled “Compensation Discussion and Analysis —Compensation Elements—Long-Term Incentive Compensation—New Hire Equity Awards.”

Mr. McCarthy’s offer letter provides that he is eligible to participate in our Severance Plan as a Tier 1 Participant; provided that the applicable period during which Mr. McCarthy is eligible for enhanced severance pursuant to the Severance Plan will include the 120-day period immediately prior to a change in control in addition to the 12-month period following a change in control.

JILL WOODWORTH

Prior to her departure in June 2022, Ms. Woodworth, our former CFO, was a party to an offer letter with us dated December 8, 2017. Ms. Woodworth was an at-will employee. Ms. Woodworth’s annual base salary during Fiscal 2022 was $750,000.

In connection with Ms. Woodworth’s termination of employment, she entered into a transition and consulting agreement with us as described in the section titled “—Potential Payments upon Termination or Change in Control.”

LIZ CODDINGTON

Ms. Coddington, our CFO, is a party to an offer letter with us dated June 6, 2022. Ms. Coddington is an at-will employee. Ms. Coddington’s annual base salary as of June 30, 2022 was $1,000,000.

Ms. Coddington’s offer letter provides for: (i) an equity award of our Class A common stock valued at $9,000,000 on the date of grant, which Ms. Coddington elected pursuant to our Equity Choice Program to receive in the form of both an Option award and RSU award (collectively, the “Coddington Equity Awards”), each valued at $4,500,000, (ii) up to $150,000 reimbursement in connection with relocation expenses, and (iii) up to $1,000 reimbursement of reasonable legal costs in connection with negotiating her offer letter and related agreements. Details regarding the Coddington Equity Awards that were granted to Ms. Coddington on June 13, 2022 are set forth in the section titled “Compensation Discussion and Analysis —Compensation Elements—Long-Term Incentive Compensation—New Hire Equity Awards.”

WILLIAM LYNCH

Prior to his transition to a non-executive member of our Board in February 2022, Mr. Lynch, our former President, was a party to an offer letter with us dated January 28, 2017. Mr. Lynch was an at-will employee. Mr. Lynch’s annual base salary during Fiscal 2022 was $1,000,000.

In connection with Mr. Lynch’s termination of employment, he entered into a separation agreement with us. Additionally, in connection with Mr. Lynch’s termination of service from our Board, he entered into a termination letter. Each such arrangement is described in the section titled “—Potential Payments upon Termination or Change in Control.”

THOMAS CORTESE

Mr. Cortese, our Chief Product Officer, is a party to an offer letter with us dated February 6, 2017. Mr. Cortese is an at-will employee. Mr. Cortese’s annual base salary as of June 30, 2022 was $600,000.

HISAO KUSHI

As a co-founder, Mr. Kushi, our Chief Legal Officer and Secretary, did not enter into an offer letter or any other formal arrangement or understanding with us regarding his employment. Prior to his departure in October 2022, Mr. Kushi was an at-will employee. Mr. Kushi’s annual base salary during Fiscal 2022 was $750,000.

In connection with Mr. Kushi’s termination of employment, he entered into a separation agreement with us as described in the section titled “—Potential Payments upon Termination or Change in Control.”

2022 PROXY STATEMENT	|	69

                    EXECUTIVE COMPENSATION

KEVIN CORNILS

Prior to his departure in September 2022, Mr. Cornils, our former Chief Commercial Officer, was a party to an employment agreement with us dated February 1, 2018. Mr. Cornils’ employment agreement includes standard terms required under applicable law, including the requirement to provide him with six months’ notice of termination, or continue to pay his base salary in lieu of such notice. Mr. Cornils’ annual base salary during Fiscal 2022 was approximately $453,750 (after being converted from Pounds sterling using a conversion rate of 1.21 U.S. Dollars to 1.00 British Pound as of June 30, 2022).

In connection with Mr. Cornils’ termination of employment, he entered into a separation agreement with us as described in the section titled “—Potential Payments upon Termination or Change in Control.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Plan

Each of our officers, including our named executive officers, is (or was, while being employed) also a participant in our Severance Plan. Pursuant to the Severance Plan and their respective participation agreements, if any of our named executive officers is terminated without “cause” or resigns for “good reason” (as such terms are defined in the Severance Plan), they will be entitled to receive a cash amount, equal to their (i) annual base salary payable in 12 monthly installments, (ii) target bonus for the fiscal year in which the termination occurs (if applicable), pro-rated to reflect the partial year of service and (iii) any annual bonus earned for our prior fiscal year (if applicable) to the extent not yet paid, with each of the foregoing bonus amounts in clauses (ii) and (iii) payable in a lump-sum. In addition, the named executive officer will be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) 12 months following the termination date and (y) the date that the named executive officer and his or her covered dependents become eligible for coverage under another employer’s plans. In addition, each outstanding equity award that vests subject to the named executive officer’s continued service will automatically become vested and exercisable, as applicable, with respect to that number of shares that would have vested in the 12-month period following such termination had they remained employed during that period. After giving effect to the foregoing acceleration, each vested Option then held by the named executive officer will remain exercisable for 12 months following the executive’s termination of service, or if earlier, the original expiration date of such Option.

In the event that the named executive officer is terminated without “cause” or resigns for “good reason” during the “change in control period” (as defined in the Severance Plan and described below), then in lieu of the foregoing, they will be entitled to receive a cash amount, equal to (i) 1.5 times their annual base salary, (ii) their target bonus for the fiscal year in which the termination occurs (if applicable) and (iii) any annual bonus earned for our prior fiscal year (if applicable) to the extent not yet paid. In addition, the named executive officer will be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) 18 months following the termination date and (y) the date that the named executive officer and their covered dependents become eligible for coverage under another employer’s plans. In addition, each outstanding equity award that vests subject to the named executive officer’s continued service will automatically become vested and, as applicable, exercisable in full, and any vested Option held by the named executive officer after giving effect to the foregoing acceleration will remain exercisable for 12 months following the executive’s termination of service, or if earlier, the original expiration date of such Option.

For all of our named executive officers, the “change in control period” includes the 12-month period following a “change in control” (as defined in the Severance Plan); for Mr. McCarthy and Ms. Coddington, pursuant to their offer letters, it also includes the 120-day period immediately prior to the “change in control.”

70	|	2022 PROXY STATEMENT

                    EXECUTIVE COMPENSATION

All such severance payments and benefits are subject to each named executive officer’s execution of a general release of claims against us, and their agreement to certain non-compete, non-solicitation and non-disparagement covenants and compliance with certain other provisions set forth in their offer letter or employment agreement and in the Severance Plan. The terms of the Severance Plan supersede all prior agreements with our named executive officers, including their respective individual offer letters and employment agreements, with respect to any severance payments and benefits, equity acceleration or post-termination exercise periods to which any such named executive officers may be entitled upon a termination of service or change in control of us.

Separation Arrangements with Named Executive Officers

During Fiscal 2022, and during Fiscal 2023 prior to the date of the filing of this Proxy Statement, we entered into the following arrangements with our named executive officers in connection with their termination of employment, and, in the case of Mr. Lynch, in connection with his termination of service from our Board.

JOHN FOLEY

In connection with his separation from the Company as our Executive Chair, effective September 12, 2022, Mr. Foley received the payments and benefits outlined below. These payments and benefits are subject to the terms and conditions of the Severance Plan, though in some cases, as indicated, represent a departure from the Severance Plan.

•	a cash payment in the amount of $1,000,000;
•

continued payment of healthcare coverage premiums for him and his covered dependents through the earlier of the eighteen-month (rather than twelve-month) anniversary of his separation date and the date that he and his covered dependents become eligible for coverage under another employer’s plans; and

•

accelerated vesting of each outstanding and unvested equity award held by him as of his separation date with respect to that number of shares of our common stock that would have vested through the twelve-month anniversary of his separation date and, with respect to each vested Option, continued exercisability of such Option until the earlier of the original expiration date and June 30, 2025 (rather than the twelve-month anniversary of his separation date).

In connection with his departure, in addition to agreeing to be bound by the restrictive covenants set forth in the Severance Plan, Mr. Foley agreed to be subject to a one-year standstill restriction.

JILL WOODWORTH

In connection with her separation from the Company as our CFO, we entered into a transition and consulting agreement (the “Transition Agreement”) with Ms. Woodworth which became effective on her separation date, June 13, 2022. Pursuant to the Transition Agreement, effective upon her separation date, Ms. Woodworth provided certain consulting services to us through September 13, 2022 (the “Anniversary Date”), to support us in the preparation of our Fiscal 2022 financial results and consult on and participate in Company matters as reasonably requested by us. During such time, she received a fee of $62,500 per month and was eligible to continue to vest in her outstanding equity awards, in each case subject to her continued compliance with customary restrictive covenants and her timely execution of a release of claims in our favor. In addition, we agreed to continue to pay for healthcare coverage premiums for Ms. Woodworth and her covered dependents through the earlier of the end of the consulting period and the date that Ms. Woodworth and her covered dependents become eligible for coverage under another employer’s plan.

Following the end of the consulting period, Ms. Woodworth received the following payments and benefits pursuant to, and subject to the terms and conditions of, the Severance Plan:

•	a cash payment in the amount of $750,000;
•	a lump sum cash payment equal to the cost of twelve months of healthcare coverage premiums for her and her covered dependents; and
•	accelerated vesting of each outstanding and unvested equity award held by her as of the Anniversary Date with respect to that number of shares of our common stock that would have vested through the

2022 PROXY STATEMENT	|	71

                    EXECUTIVE COMPENSATION

twelve-month anniversary of the Anniversary Date and, with respect to each vested Option, continued exercisability of such Option until the earlier of the original expiration date and the twelve-month anniversary of the Anniversary Date.

WILLIAM LYNCH

In connection with his transition to a non-executive director, effective February 8, 2022, Mr. Lynch received the following payments and benefits pursuant to, and subject to the terms and conditions of, the Severance Plan:

•	a cash payment in the amount of $1,000,000;
•

continued payment of healthcare coverage premiums for him and his covered dependents through the earlier of the one-year anniversary of the date of his transition to a non-executive director and the date that he and his covered dependents become eligible for coverage under another employer’s plans; and

•

accelerated vesting of each outstanding and unvested equity award held by him as of his resignation date with respect to that number of shares of our common stock that would have vested through the twelve-month anniversary of the date of his transition to a non-executive director and, with respect to each vested Option, continued exercisability of such Option until the earlier of the original expiration date and the twelve-month anniversary of the date of his transition to a non-executive director.

Additionally, in connection with his termination of service from our Board, Mr. Lynch entered into a termination letter which provided that: (i) the Option and RSU awards granted to Mr. Lynch in February 2022 will continue to vest, and, as applicable, become exercisable in accordance with their terms, notwithstanding any continued service requirement, and (ii) each vested Option held by Mr. Lynch as of the Annual Meeting will remain exercisable until February 8, 2023, or if earlier, the original expiration date of such Option. The termination letter also included a release of claims.

HISAO KUSHI

In connection with his separation from the Company as our Chief Legal Officer and Secretary, effective October 3, 2022, Mr. Kushi received the following payments and benefits pursuant to, and subject to the terms and conditions of, the Severance Plan:

•	a cash payment in the amount of $750,000;
•

continued payment of healthcare coverage premiums for him and his covered dependents through the earlier of the one-year anniversary of his separation date and the date that he and his covered dependents become eligible for coverage under another employer’s plans; and

•

accelerated vesting of each outstanding and unvested equity award held by him as of his separation date with respect to that number of shares of our common stock that would have vested through the twelve-month anniversary of his separation date and, with respect to each vested Option, continued exercisability of such Option until the earlier of the original expiration date and the twelve-month anniversary of his separation date.

KEVIN CORNILS

In connection with his separation from the Company as our Chief Commercial Officer, effective September 23, 2022, Mr. Cornils received the following payments and benefits pursuant to, and subject to the terms and conditions of, the Severance Plan:

•	a cash payment in the amount of £375,000;
•

a cash payment in the amount of £30,783, representing the cost of payment of private healthcare coverage premiums for him and his covered dependents for eighteen months (the twelve-month severance period plus the six-month notice period required by law); and

•

accelerated vesting of each outstanding and unvested equity award held by him as of his separation date with respect to that number of shares of our common stock that would have vested through the twelve-month anniversary of his separation date and, with respect to each vested Option, continued exercisability of such Option until the earlier of the original expiration date and the twelve-month anniversary of his separation date.

72	|	2022 PROXY STATEMENT

                    EXECUTIVE COMPENSATION

Additionally, in connection with Mr. Cornils’ separation, we paid him £187,500, representing six months’ base salary in lieu of notice, as required by law in the United Kingdom.

Potential Payments upon Termination or Change in Control Table

The following table provides information concerning the estimated, or, in certain cases as noted, actual payments and benefits that would be provided in the circumstances described above for each of our named executive officers (except as noted). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	UPON QUALIFYING TERMINATION — NO CHANGE IN CONTROL				UPON QUALIFYING TERMINATION — CHANGE IN CONTROL

NAME(1)	CASH SEVERANCE ($)(1)	CONTINUATION OF MEDICAL BENEFITS ($)(2)	VALUE OF ACCELERATED VESTING ($)(3)	TOTAL ($)	CASH SEVERANCE ($)(1)	CONTINUATION OF MEDICAL BENEFITS ($)(4)	VALUE OF ACCELERATED VESTING ($)(3)	TOTAL ($)

JOHN FOLEY	1,000,000	44,712	162,750	1,207,462	1,500,000	70,137	162,750	1,732,887

BARRY MCCARTHY	1,000,000	36,237	—	1,036,237	1,500,000	57,205	—	1,557,205

LIZ CODDINGTON	1,000,000	41,028	801,203	1,842,231	1,500,000	68,267	3,204,811	4,773,078

JILL WOODWORTH	750,000	36,378	586,349	1,372,727	1,125,000	59,945	586,349	1,771,294

WILLIAM LYNCH	1,000,000	34,130	960,485	1,994,615	N/A	N/A	N/A	N/A

THOMAS CORTESE	600,000	41,170	78,750	719,920	900,000	64,553	78,750	1,043,303

HISAO KUSHI	750,000	56,981	78,750	885,731	1,125,000	93,599	78,750	1,297,349

KEVIN CORNILS(5)	453,750	45,708	473,761	973,219	680,625	69,700	1,776,587	2,526,912

(1)

The severance payments and benefits set forth in the table above with respect to Mr. Lynch reflect the severance payments and benefits actually received by Mr. Lynch upon his termination of employment prior to the end of Fiscal 2022. The severance payments and benefits set forth in the table above with respect to all other named executive officers reflect the estimated payments and benefits assuming the applicable triggering event took place on June 30, 2022.

(2)

The amounts reported include Company-paid health continuation benefits during the applicable severance period pursuant to the Severance Plan and tax gross-up payments by the Company to cover the taxes owed by the named executive officer in connection with the Company’s provision of such benefits. For Mr. Foley, such tax-gross up payment is $19,222; for Mr. McCarthy, $14,007; for Ms. Coddington, $16,238; for Ms. Woodworth, $16,991; for Mr. Cortese, $16,380; for Mr. Kushi, $23,617; and for Mr. Cornils, $20,876. For Mr. Lynch, such amount was $802.04.

(3)

With respect to Mr. Lynch, the value of accelerated vesting is calculated based on the per share closing price of our Class A common stock as of the date of Mr. Lynch’s termination of employment less, if applicable, the exercise price of each outstanding stock option. With respect to all other named executive officers, the value of accelerated vesting is calculated based on the per share closing price of our Class A common stock as of June 30, 2022 ($9.18) less, if applicable, the exercise price of each outstanding stock option.

(4)

The amounts reported include Company-paid health continuation benefits during the applicable severance period pursuant to the Severance Plan includes tax gross-up payments by the Company to cover the taxes owed by the named executive officer in connection with the Company’s provision of such benefits. For Mr. Foley, such tax gross-up payment is $32,952; for Mr. McCarthy, $23,859; for Ms. Coddington, $31,082; for Ms. Woodworth, $30,864; for Mr. Cortese, $27,368; for Mr. Kushi, $43,553; and for Mr. Cornils, $32,452.

(5)

The amounts reported for Mr. Cornils in the Cash Severance and Continuation of Medical Benefits columns use a conversion rate of 1.21 U.S. Dollars to 1.00 British Pound as of June 30, 2022. In addition to any severance Mr. Cornils would be entitled to pursuant to the Severance Plan under the circumstances outlined above, as required under the applicable law, the Company is required to provide Mr. Cornils with six months’ notice or pay in lieu of notice.

2022 PROXY STATEMENT	|	73

                    EXECUTIVE COMPENSATION

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•	any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers and certain of our key employees, in addition to the indemnification provided for in our restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers, and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.

We believe that provisions of our restated certificate of incorporation, amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified directors, officers and key employees. We also maintain directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors or executive officers, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CEO PAY RATIO DISCLOSURE

As required by Item 402(u) of Regulation S-K, we are providing the ratio of our median employee’s annual total compensation (the median of the total compensation of all our employees, excluding our principal executive officer) to the annual total compensation of our principal executive officer.

As set forth in the Fiscal 2022 Summary Compensation Table, the total annual compensation of our CEO, Barry McCarthy, for Fiscal 2022 was $168,073,420, though nearly all of this amount reflects Mr. McCarthy’s new hire equity grant which was intended to be granted in lieu of any additional equity awards for approximately four years. Our median employee’s annual total compensation for Fiscal 2021 was $73,117, resulting in a CEO pay ratio of 2,299:1.

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs aim to ensure that the pay of every employee appropriately reflects the level of their job impact and responsibilities and is competitive within our compensation peer group.

Our determination of which employee was the median employee was based on compensation data for all worldwide employees, whether full-time, part-time, or seasonal, excluding our CEO, as of June 30, 2022 (the determination date).

74	|	2022 PROXY STATEMENT

                    EXECUTIVE COMPENSATION

We used a consistently applied compensation measure that included the following elements: (i) base salary, hourly wages, overtime pay, commissions, and bonuses paid during the 12-month period preceding the determination date, and (ii) the grant date fair value of all equity awards granted from July 1, 2021 through the determination date. We annualized base salaries for any permanent full-time and part-time employees who commenced work during the 12-month period preceding the determination date to reflect a full year. All amounts paid in foreign currencies were converted to U.S. dollars based on the average annual exchange rate as of June 30, 2022. No cost-of-living adjustments were made.

Using this foregoing approach, we identified the individual at the median of our employee population, who is a full-time employee based in the United States. We then calculated the Fiscal 2022 annual total compensation for this individual using the same methodology we use for our named executive officers as set forth in our Summary Compensation Table.

This pay ratio represents our reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and applicable guidance, which provide significant flexibility in how companies identify the median employee. Each company may use a different methodology and make different assumptions particular to that company. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different estimates, assumptions, and methodologies in calculating their own pay ratios.

2022 PROXY STATEMENT	|	75

PELOTON INTERACTIVE, INC. EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of June 30, 2022 with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (#)		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)(1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (#)

EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS(2)	70,793,631	(3)	25.28	43,189,572	(4)

EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS

TOTALS	70,793,631		25.28	43,189,572

(1)

The weighted average exercise price is calculated based solely on the exercise prices of the outstanding Option awards and does not reflect the shares that will be issued upon the vesting of outstanding RSUs, which have no exercise price.

(2)	Includes our 2015 Stock Plan, or the 2015 Plan, and the 2019 Plan. Excludes purchase rights accruing under the 2019 Employee Stock Purchase Plan, or 2019 ESPP.

(3)

Includes 33,067,483 shares of Class B common stock subject to outstanding awards granted under the 2015 Plan, of which 33,067,483 shares were subject to outstanding Option awards, and 37,726,148 shares of Class A common stock subject to outstanding awards granted under the 2019 Plan, of which 28,748,443 shares were subject to outstanding Option awards and 8,977,705 shares were subject to outstanding RSU awards.

(4)

There are no shares of common stock available for issuance under our 2015 Plan, but that plan will continue to govern the terms of stock options granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2015 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2019 Plan. In addition, the number of shares reserved for issuance under our 2019 Plan increased automatically by 16,913,700 shares on July 1, 2022 and will increase automatically on the first day of July of each of 2022 through 2029 by the number of shares equal to 5% of the total issued and outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding June 30 or a lower number approved by our Board. As of June 30, 2022, there were 10,148,459 shares of Class A common stock available for issuance under the 2019 ESPP. The number of shares reserved for issuance under our 2019 ESPP increased automatically by 3,382,740 shares on July 1, 2022 and will increase automatically on the first day of July of each year during the term of the 2019 ESPP by the number of shares equal to 1% of the total outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding June 30 or a lower number approved by our Board. The maximum number of shares of Class A common stock that may be purchased pursuant to our ESPP offering periods in effect as of June 30, 2022 is 4,005,000.

76	|	2022 PROXY STATEMENT

PELOTON INTERACTIVE, INC. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Director—Director Compensation,” respectively, since July 1, 2021, the following are the transactions or series of similar transactions to which we were, are, or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had, have, or will have a direct or indirect material interest.

EMPLOYMENT ARRANGEMENT WITH AN IMMEDIATE FAMILY MEMBER OF OUR FORMER EXECUTIVE CHAIR

Jill Foley, the wife of John Foley, our former Executive Chair and previously our CEO, was employed by us as the Vice President of Boutique & Apparel for a portion of Fiscal 2022. Prior to her departure from the Company in February 2022, during Fiscal 2022, Ms. Foley received an annual base salary of $334,750, in addition to equity compensation in aggregate amount of $457,688 and a severance payment of $334,750. For Fiscal 2022, Ms. Foley’s compensation was based on reference to external market practice of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our Executive Chair or CEO serving at such time. Ms. Foley was also eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who were not related to our Executive Chair or CEO serving at such time.

EMPLOYMENT ARRANGEMENT WITH AN IMMEDIATE FAMILY MEMBER OF ONE OF OUR OFFICERS

Kate Kushi, the daughter of Hisao Kushi, our former Chief Legal Officer and Secretary, was employed by us as Associate Product Marketing Manager during Fiscal 2022. During Fiscal 2022, Ms. Kushi received an annual base salary of $106,939, in addition to equity compensation in the aggregate amount of $30,050. For Fiscal 2022, Ms. Kushi’s compensation was based on reference to external market practice of similar positions of internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our then Chief Legal Officer and Secretary. Ms. Kushi was also eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who were not related to our Chief Legal Officer and Secretary.

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the indemnification agreements and our amended and restated bylaws also require us to advance expenses incurred by our directors and officers.

For more information regarding these agreements, see the section titled “Executive Compensation—Limitations on Liability and Indemnification Matters.”

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

We have adopted a written related party transactions policy to comply with Section 404 of the Exchange Act under which our executive officers, directors, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not

2022 PROXY STATEMENT	|	77

                    CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by our nominating, governance, and corporate responsibility committee.

Any request for us to enter into a transaction with a related party must first be presented to our Chief Legal Officer or their delegate for review and to determine what approvals are required. Then, the Chief Legal Officer will refer to the audit committee any such transaction that the Chief Legal Officer determines should be considered for evaluation and approval by the audit committee. In approving or rejecting the proposed transaction with a related party, the audit committee may consider the relevant and available facts and circumstances, including, but not limited to, the rationale for the proposed transaction, relevant alternatives to the proposed transaction, indications of an arms-length negotiation, the terms of the transaction, and the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated. The audit committee may impose such conditions as it deems appropriate on Peloton or the related party in connection with the approval of the proposed transaction. The audit committee will then convey the decision to the Chief Legal Officer, who will then convey the decision to the appropriate persons within the company. Members of the legal department or accounting team will report to the audit committee at the next audit committee meeting any decision made under the related party transactions policy. If advance approval of a transaction between a related party and our company was not feasible or was not obtained, the transaction must be submitted promptly to the audit committee for determination of whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction and whether disciplinary action is appropriate.

78	|	2022 PROXY STATEMENT

PELOTON INTERACTIVE, INC. ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

According to our amended and restated bylaws, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at Peloton Interactive, Inc., 441 Ninth Avenue, Sixth Floor, New York, New York 10001, Attn: Secretary.

To be timely for our 2023 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on August 8, 2023 and no later than 5:00 p.m. Eastern Time on September 7, 2023. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 Annual Meeting of Stockholders must be received by us not later than June 27, 2023 in order to be considered for inclusion in our proxy materials for that meeting.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 7, 2023.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the forms filed with the SEC and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the fiscal year ended June 30, 2022, with the following exceptions: one late Form 4 filing was made on behalf of Mr. Foley in connection with an RSU grant which occurred on August 31, 2021 for his spouse, Jill Foley; and one late filing was made on behalf of Mr. Cortese in connection with the Cortese Time Option for which a Form 4 was filed on September 3, 2021.

AVAILABLE INFORMATION

We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2022, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Peloton Interactive, Inc.

441 Ninth Avenue, Sixth Floor

New York, New York 10001

Attn: Chief Legal Officer and Secretary

The annual report is also available at https://investor.onepeloton.com under “SEC Filings” in the “Financials” section of our website.

2022 PROXY STATEMENT	|	79

                    ADDITIONAL INFORMATION

ELECTRONIC DELIVERY OF STOCKHOLDER COMMUNICATIONS

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

Registered Owner (you hold our common stock in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of stock certificates): visit www.astfinancial.com and log into your account to enroll.

Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee, or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee, or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call American Stock Transfer & Trust Company, LLC, our transfer agent, by phone at (800) 937-5449, by e-mail at help@astfinancial.com, or visit www.astfinancial.com with questions about electronic delivery.

“HOUSEHOLDING”—STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write to our Secretary at 441 Ninth Avenue, Sixth Floor, New York, New York 10001, Attn: Secretary, telephone number (866) 679-9129.

Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker, or other holder of record to request information about householding or our Secretary at the address or telephone number listed above.

80	|	2022 PROXY STATEMENT

PELOTON INTERACTIVE, INC. OTHER MATTERS

Our Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board

TAMMY ALBARRÁN

Chief Legal Officer and Secretary

2022 PROXY STATEMENT	|	81

PELOTON INTERACTIVE, INC. ANNEX A: NON-GAAP RECONCILIATION

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance.

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

We calculate Adjusted EBITDA as net (loss) income adjusted to exclude: other expense (income), net; income tax expense (benefit); depreciation and amortization expense; stock-based compensation expense; impairment expense; product recall costs; litigation and settlement expenses; transaction and integration costs; reorganization, severance, exit, disposal and other costs associated with restructuring plans; supplier settlements; and other adjustment items that arise outside the ordinary course of our business. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operating performance and the operating leverage in our business. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•

Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, other expense (income), net, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired;

•

Our management uses Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance; and

•

Adjusted EBITDA and Adjusted EBITDA Margin provide consistency and comparability with our past financial performance, facilitate period-to-period comparisons of our core operating results, and may also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. Some of these limitations are, or may in the future be, as follows:

•

Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•

Adjusted EBITDA and Adjusted EBITDA Margin exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;

•

Adjusted EBITDA and Adjusted EBITDA Margin do not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;

•

Adjusted EBITDA and Adjusted EBITDA Margin do not reflect certain litigation expenses, consisting of legal settlements and related fees for specific proceedings that we have determined arise outside of the

82	|	2022 PROXY STATEMENT

                    ANNEX A: NON-GAAP RECONCILIATION

ordinary course of business based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy;
•	Adjusted EBITDA and Adjusted EBITDA Margin do not reflect transaction and integration costs related to acquisitions;
•	Adjusted EBITDA and Adjusted EBITDA Margin do not reflect incremental costs associated with the COVID-19 pandemic, which consist of hazard pay for field operations employees;
•	Adjusted EBITDA and Adjusted EBITDA Margin do not reflect impairment charges for goodwill and fixed assets, and gains (losses) on disposals for fixed assets;
•	Adjusted EBITDA and Adjusted EBITDA Margin do not reflect the impact of purchase accounting adjustments to inventory related to the Precor acquisition;
•

Adjusted EBITDA and Adjusted EBITDA Margin do not reflect costs associated with Tread and Tread+ product recalls including increases to the return reserves, Tread+ inventory write-downs, logistics costs associated with Member requests on Tread and Tread+, the cost to move the Tread+ for those that elect the option, subscription waiver costs of service, and recall-related hardware development and repair costs;

•	Adjusted EBITDA and Adjusted EBITDA Margin do not reflect reorganization, severance, exit, disposal, and other costs associated with restructuring plans;
•	Adjusted EBITDA and Adjusted EBITDA Margin do not reflect non-recurring supplier settlements; and
•

The expenses and other items that we exclude in our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results and we may, in the future, exclude other significant, unusual expenses or other items from these financial measures. Because companies in our industry may calculate such measures differently than we do, their usefulness as comparative measures can be limited.

Because of these limitations, Adjusted EBITDA and Adjusted EBITDA Margin should be considered along with other operating and financial performance measures presented in accordance with GAAP.

2022 PROXY STATEMENT	|	83

                      ANNEX A: NON-GAAP RECONCILIATION

The following table presents a reconciliation of Adjusted EBITDA to Net (loss) income, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	FISCAL YEAR ENDED JUNE 30,
	2022	2021

	(DOLLARS IN MILLIONS)

NET LOSS	$(2,827.7)	$(189.0)

ADJUSTED TO EXCLUDE THE FOLLOWING:

OTHER EXPENSE (INCOME), NET	74.1	10.4

INCOME TAX EXPENSE (BENEFIT)	19.6	(9.2)

DEPRECIATION AND AMORTIZATION EXPENSE	142.8	63.8

STOCK-BASED COMPENSATION EXPENSE	271.8	194.0

GOODWILL IMPAIRMENT	181.9	—

IMPAIRMENT EXPENSE	390.5	4.5

RESTRUCTURING EXPENSE	237.5	—

SUPPLIER SETTLEMENTS	337.6	—

PRODUCT RECALLS (1)	62.3	100.0

LITIGATION AND SETTLEMENT EXPENSES (2)	118.6	35.8

TRANSACTION AND INTEGRATION COSTS (3)	5.5	28.9

OTHER ADJUSTMENT ITEMS (4)	2.9	14.5

ADJUSTED EBITDA	$(982.7)	$253.7

ADJUSTED EBITDA MARGIN	(27.4)%	6.3%

(1)

Represents adjustments and charges associated with the Tread and Tread+ product recall, as well as accrual adjustments. These include a reduction to Connected Fitness Products revenue for actual and estimated future returns of $48.9 million and $81.1 million, recorded costs in Connected Fitness Products cost of revenue associated with inventory write-downs and logistic costs of $8.1 million and $15.7 million, and operating expenses of $5.4 million and $3.2 million associated with recall-related hardware development costs, in each case for the fiscal years ended June 30, 2022 and 2021, respectively.

(2)	Includes litigation-related expenses for certain non-recurring patent infringement litigation, consumer arbitration, and product recalls for the fiscal years ended June 30, 2022 and 2021.

(3)	Includes transaction and integration costs primarily associated with the acquisition and integration of Precor Fitness for the fiscal years ended June 30, 2022 and 2021.

(4)

Includes short-term non-cash purchase accounting adjustment amortization of $1.9 million for the fiscal year ended June 30, 2022. Includes incremental costs associated with the COVID-19 pandemic of $5.9 million and short-term purchase accounting adjustments of $4.6 million for the fiscal year ended June 30, 2021.

84	|	2022 PROXY STATEMENT

TOGETHER WE GO FAR

(C) Peloton 2012-2022, Peloton Interactive, Inc. All rights reserved.

PELOTON INTERACTIVE, INC. 441 NINTH AVENUE, SIXTH FLOOR NEW YORK, NEW YORK 10001 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PTON2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D92092-P80728 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PELOTON INTERACTIVE, INC. The Board of Directors recommends you vote FOR the following nominee: For Against Withhold 1. Election of Director: Karen Boone The Board of Directors recommends you vote FOR the following proposal: 2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2023. For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no such direction is made, this proxy will be voted FOR the election of the nominee for the board of directors listed in proposal 1 and FOR proposal 2. If any other matters properly come before the meeting, the person named in this proxy will vote in his or her discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D92093-P80728 PELOTON INTERACTIVE, INC. ANNUAL MEETING OF STOCKHOLDERS DECEMBER 6, 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Barry McCarthy, Tammy Albarrán, Caitlin Johnston and Bart Goldstein, or each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of Peloton Interactive, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 5:00 p.m., Eastern Time on Tuesday, December 6, 2022, virtually via live webcast at www.virtualshareholdermeeting.com/PTON2022, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE